Exhibit 4.3

2009 AMENDED AND RESTATED
3M SAVINGS PLAN

2009 AMENDED AND RESTATED
3M SAVINGS PLAN

TABLE OF CONTENTS

Page

ARTICLE 1	BACKGROUND AND PURPOSES OF THE PLAN		1

	Section 1.1	Creation of the Savings Plan
	Section 1.2	1994 Amendment and Restatement; Daily Valuation and Paperless Transactions
	Section 1.3	2001 Amendment and Restatement
	Section 1.4	2009 Amendment and Restatement
	Section 1.5	Purposes of the Plan

ARTICLE 2	DEFINITIONS AND GENDER		3

	Section 2.1	Definitions
	Section 2.2	Gender and Number
	Section 2.3	Severance from Employment

ARTICLE 3	ELIGIBILITY AND PARTICIPATION		12

	Section 3.1	Eligibility
	Section 3.2	Enrollment
	Section 3.3	Effective Date of Elections
	Section 3.4	Leased Employees

ARTICLE 4	CONTRIBUTIONS		14

	Section 4.1	Elective Deferrals
	Section 4.2	Catch-Up Contributions
	Section 4.3	After-Tax Contributions
	Section 4.4	Rollover Contributions
	Section 4.5	Participating Employers’ Matching Contributions
	Section 4.6	Participating Employers’ Profit Sharing Contributions
	Section 4.7	Participating Employers’ Retirement Income Contributions
	Section 4.8	Direct Transfers
	Section 4.9	Credit to Accounts
	Section 4.10	PAYSOP Benefits
	Section 4.11	Acceptance of Plan Mergers and Spin-Offs

ARTICLE 5	INVESTMENT AND ADJUSTMENT OF ACCOUNTS		26

i

	Section 5.1	Periodic Adjustments
	Section 5.2	Statements
	Section 5.3	Investment in 3M Common Stock
	Section 5.4	Diversification of 3M Common Stock

ARTICLE 6	VESTING		31

	Section 6.1	Fully Vested Accounts
	Section 6.2	Accounts Subject to Graduated Vesting
	Section 6.3	Forfeitures
	Section 6.4	Restoration of Forfeitures
	Section 6.5	Value of Partial Distribution
	Section 6.6	Treatment of Forfeitures

ARTICLE 7	DISTRIBUTION OF BENEFITS		34

	Section 7.1	Payment Methods
	Section 7.2	Time and Medium of Payment
	Section 7.3	Limitations on Distributions to Participants
	Section 7.4	Death
	Section 7.5	Section 401(a)(9) Limitations on Distributions to Beneficiary
	Section 7.6	Payment Satisfies Claims
	Section 7.7	Missing Persons
	Section 7.8	Qualified Domestic Relations Orders
	Section 7.9	Claims Procedure
	Section 7.10	Direct Rollovers
	Section 7.11	Transfers of Plan Assets

ARTICLE 8	WITHDRAWALS DURING EMPLOYMENT		50

	Section 8.1	Withdrawal from 401(k) Accounts
	Section 8.2	Withdrawal from After-Tax Savings Account
	Section 8.3	Withdrawal from Rollover Accounts
	Section 8.4	Withdrawal from Company Contribution Account, Retirement Income Account or Profit Sharing Account
	Section 8.5	Procedures

ARTICLE 9	LOANS		52

	Section 9.1	Amount and Number
	Section 9.2	Loan Terms
	Section 9.3	Segregated Account
	Section 9.4	Security
	Section 9.5	Administration of Loan Program

ARTICLE 10	ADMINISTRATION		55

	Section 10.1	Administrator
	Section 10.2	Delegation
	Section 10.3	Plan Administration
	Section 10.4	Facility of Payment
	Section 10.5	Trust Agreement
	Section 10.6	Administration of Trust
	Section 10.7	Payment of Expenses
	Section 10.8	Service of Process
	Section 10.9	Indemnification
	Section 10.10	Named Fiduciary of 3M Stock Fund

ARTICLE 11	AMENDMENT TO, AND TERMINATION OF, PLAN		59

	Section 11.1	Amendments
	Section 11.2	Termination of Plan
	Section 11.3	Distributions
	Section 11.4	Partial Termination

ARTICLE 12	MISCELLANEOUS		61

	Section 12.1	No Guaranty of Employment
	Section 12.2	Construction of Agreement
	Section 12.3	Spendthrift Provision
	Section 12.4	Headings
	Section 12.5	Limitation on Employer’s and Trustee’s Liability
	Section 12.6	Merger and Spin-Off into Other Plans
	Section 12.7	Counterparts
	Section 12.8	Exclusive Benefit
	Section 12.9	USERRA — Qualified Military Service

ARTICLE 13	SEPARATE FUNDS		63

	Section 13.1	In General
	Section 13.2	Establishment of Separate Funds
	Section 13.3	3M Stock Fund
	Section 13.4	Valuation of Separate Funds and Accounts
	Section 13.5	Consolidation of Funds

SCHEDULE A — PARTICIPATING EMPLOYERS			SA-1

SCHEDULE B — MERGED PLANS			SB-1

SCHEDULE C — PARTICIPATING EMPLOYER SCHEDULES			SC-1

APPENDIX A — LIMITATION ON ANNUAL ADDITIONS	A-1

APPENDIX B — CONTINGENT TOP HEAVY PLAN RULES	B-1

APPENDIX C — 401(k), 401(m) & 402(g) COMPLIANCE	C-1

2009 AMENDED AND RESTATED
3M SAVINGS PLAN

ARTICLE 1

BACKGROUND AND PURPOSES OF THE PLAN

Section 1.1  Creation of the Savings Plan.  Effective as of October 1, 1988, 3M created the 3M SAVINGS PLAN for the benefit of eligible employees covered by collective bargaining agreements which provide for participation in the Plan.

The Plan is intended to operate as a qualified profit sharing plan satisfying the requirements of section 401(a) of the Code.  The Plan includes a qualified cash or deferred arrangement that is intended to satisfy the requirements of section 401(k) of the Code.

Section 1.2  1994 Amendment and Restatement; Daily Valuation and Paperless Transactions.  Effective April 4, 1994, the Plan was amended and restated to reflect all amendments made thereto since its adoption, as well as to make various changes to permit daily valuation of the Plan’s accounts and separate funds and permit participants to effect transactions by telephone instructions to the Plan’s new recordkeeper.

Section 1.3  2001 Amendment and Restatement.  On December 14, 2001, the Plan was amended and restated to reflect all amendments made thereto since the prior restatement, as well as to make all of the amendments required by the federal laws referred to as GUST before the end of the GUST remedial amendment period.

Section 1.4  2009 Amendment and Restatement.  Effective January 1, 2009, the Plan was amended and restated to:  (i) to reflect all amendments made thereto since the prior restatement, as well as to make all legally required amendments; (ii) add a Roth 401(k) cash or deferred arrangement; and (iii) add non-elective retirement income contributions.  In addition, the claims procedures in Section 7.9 are restated effective January 1, 2010.

Section 1.5  Purposes of the Plan.  The purposes of the Plan are to:

(a)                                                                     encourage savings by Employees on a tax-effective basis for retirement, disability and other contingencies, in order to supplement other 3M and government sponsored benefit programs;

(b)                                                                     assist Employees in acquiring greater financial security; and

(c)                                                                      increase the proprietary interest of Employees in 3M through accumulation of 3M common stock.

The Plan and Trust are intended to meet the requirements of sections 401(a), 401(k), 401(m) and 501(a) of the Code, as well as the applicable provisions of ERISA; and are subject to approval by the Internal Revenue Service and to any amendments necessary to obtain such approval.

ARTICLE 2

DEFINITIONS AND GENDER

Section 2.1  Definitions.  Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and, when the defined meaning is intended, the term is capitalized:

(a)                                                                     “Account” or “Accounts” means the record of the amounts credited to an individual under the Plan, and may refer to any or all of the following:  401(k) Accounts, After-Tax Savings Account, Company Contribution Account, Profit Sharing Account, Retirement Income Account and Rollover Accounts.

“401(k) Accounts” mean the following:

“Before-Tax 401(k) Account” - the record of amounts attributable to (i) contributions made by Participating Employers on behalf of Participants pursuant to Section 4.1 in conjunction with before-tax Elective Deferrals made by Participants under the terms of the Plan, and (ii) before-tax catch-up contributions made by Participants pursuant to Section 4.2, together with Trust earnings with respect thereto.

“Roth 401(k) Account” - the record of amounts attributable to (i) contributions made by Participating Employers on behalf of Participants pursuant to Section 4.1 in conjunction with after-tax (or “Roth”) Elective Deferrals made by Participants under the terms of the Plan on or after January 1, 2009, and (ii) after-tax (Roth) catch-up contributions made by Participants pursuant to Section 4.2 on or after January 1, 2009, together with Trust earnings with respect thereto.

“After-Tax Savings Account” means the record of amounts attributable to a Participant’s after-tax contributions made pursuant to Section 4.3 and amounts recharacterized as such contributions pursuant to the provisions of Appendix C, together with Trust earnings with respect thereto.

“Rollover Accounts” mean the following:

“Before-Tax Rollover Account” - the record of amounts attributable to a Participant’s before-tax rollover contributions made pursuant to Section 4.4, and transfers made pursuant to Section 4.8, together with Trust earnings with respect thereto.

“Roth Rollover Account” - the record of amounts attributable to a Participant’s Roth rollover contributions made pursuant to Section 4.4, and transfers made pursuant to Section 4.8, together with Trust earnings with respect thereto.

“Company Contribution Account” means the record of amounts attributable to contributions made by Participating Employers on behalf of Participants pursuant to Section 4.5, by way of partial matching of contributions made to Participants’ 401(k) Accounts, together with Trust earnings with respect thereto.

“Profit Sharing Account” means the record of amounts attributable to contributions made by Participating Employers on behalf of Participants pursuant to Section 4.6, together with Trust earnings with respect thereto.

“Retirement Income Account” means the record of amounts attributable to non-elective retirement income contributions made by Participating Employers on behalf of eligible Participants pursuant to Section 4.7 on or after January 1, 2009, together with Trust earnings with respect thereto.

The various Accounts shall be maintained as separate bookkeeping records but, with the exception of that portion of the Company Contribution Accounts and Profit Sharing Accounts invested in the 3M Stock Fund, assets in the said Accounts may, for investment purposes, be commingled, invested and administered as a single fund (except as may be specifically provided herein to the contrary).

(b)                                                                     “Affiliate” means 3M and any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes 3M; any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with 3M; any organization which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes 3M; and any other entity required to be aggregated with 3M pursuant to regulations under section 414(o) of the Code.  For purposes of applying the rules in Appendix A of the Plan, the foregoing Code sections shall be modified to the extent provided in section 415(h) of the Code.

(c)                                                                      “Beneficiary” or “Beneficiaries” means such person or persons who, at any particular time, shall be entitled to receive a distribution from the

Trust in the event of the death of a Participant.  A non person, such as a charity or a trust, may also be a Beneficiary under the Plan.

(d)                                                                     “Code” means the Internal Revenue Code of 1986, as amended from time to time.  Any reference to a section of the Code refers to that section of the Code or the corresponding section of the Code as amended, together with the regulations issued thereunder.

(e)                                                                      “Committee” or “Committees” means the administrative committee or committees which may be established under the provisions of Article 10 of the Plan.

(f)                                                                       “Compensation” of an Employee for any Plan Year means that portion of the amount reportable by Participating Employers for federal income tax purposes as base pay, overtime pay, incentive pay and shift premium pay paid to the Employee during such Plan Year; increased by the amount of Compensation reductions experienced by the Employee during such year pursuant to the provisions of Section 4.1, the amount of any employer contributions made on behalf of the Employee pursuant to a salary reduction agreement and which are not includable in the gross income of the Employee under section 125, 132(f)(4), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code, and the amount of any catch up contributions made by the Employee pursuant to Section 4.2 of this Plan.  Compensation in excess of $245,000 (for the Plan Year beginning in 2009, and as adjusted for subsequent Plan Years by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code) in any Plan Year shall be disregarded.

(g)                                                                      “Disability” or “Disabled” means total and permanent disability due to a physical or mental condition which results in the Participant’s receiving disability benefit payments under the applicable provisions of the Social Security Act of the United States.

(h)                                                                     “Elective Deferrals” means the contributions made to the Trust during a Plan Year by a Participating Employer pursuant to the Compensation reduction elections made under Section 4.1 by its participating Employees.

(i)                                                                         “Electronic System” means a telephone answering service and/or Internet site by which Employees, Participants and Beneficiaries may submit applications, give instructions and make elections by electronic communication to the Plan’s recordkeeper or by speaking with a representative of the Plan’s recordkeeper.

(j)                                                                        “Employee” means any person, including an officer, who is employed as an active regular common-law employee by a Participating Employer and is recognized as an employee in 3M’s Global Workforce Network system; including such regular employees who are United States citizens on foreign assignment; but excluding (i) to the extent specified, by category, by a Participating Employer, any such person who is a foreign national employed in the United States; (ii) Temporary Employees, and (iii) any other person performing services for a Participating Employer but not treated as an employee by such Participating Employer, as evidenced by its failure to withhold taxes from the payments it makes in return for such services, even if such person is later determined to be a common-law employee.  The term “Employee” shall also include any Leased Employee of any Participating Employer or Affiliate.  Any person who is classified or treated by a Participating Employer as a person who is not a common law employee (including without limitation a leased employee, independent contractor, contingent worker, service worker, consultant, contract worker, agency worker, freelance worker, or shared employee), regardless of the person’s actual legal status, is ineligible for the Plan.  At the time a Participating Employer classifies an individual as an “Employee,” that classification shall be conclusive for the purpose of determining eligibility to participate in the Plan and shall be made solely in the discretion of the Participating Employer.  No reclassification of an individual’s status, for any reason, without regard to whether it is initiated by a court, governmental agency or otherwise and without regard to whether or not the Participating Employer agrees to such reclassification, shall result in the individual being retroactively included as an Employee.  Notwithstanding anything to the contrary in this provision, however, a Participating Employer may declare that a reclassified individual will be included as an Employee prospectively.  Any uncertainty concerning an individual’s classification shall be resolved by excluding the individual from classification as an Employee.

(k)                                                                     “ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.  Any reference to a section of ERISA refers to that section of ERISA or the corresponding section of ERISA as amended, together with the regulations issued thereunder.

(m)                                                                 “Highly Compensated Employee” or “Highly Compensated Participant” means an individual who (i) was a 5-percent owner (within the meaning of section 414(q)(2) of the Code) at any time during the Plan Year or the immediately preceding Plan Year, or (ii) for the preceding Plan Year had compensation, as defined in Appendix A, in excess of $105,000 (for determinations made for the 2009 Plan Year based on 2008 compensation, and as adjusted for subsequent Plan Years by the Commissioner of the Internal Revenue Service).

(n)                                                                     “Leased Employee” means any individual (other than an employee of a Participating Employer or an Affiliate) who performs services for a Participating Employer or an Affiliate if (i) services are performed under an agreement between the Participating Employer or an Affiliate and another individual or company, (ii) the individual performs services for the Participating Employer on a substantially full time basis for a period of at least twelve (12) consecutive months, and (iii) the individual’s services are performed under the primary direction or control of the Participating Employer or an Affiliate.  In determining whether an individual is a Leased Employee of the Participating Employer or an Affiliate, all prior service with the Participating Employer or an Affiliate (including employment as a common law employee) shall be used for purposes of satisfying (ii) above.  No individual shall be considered a Leased Employee unless and until all conditions have been satisfied.

(o)                                                                     “Nonhighly Compensated Employee” or “Nonhighly Compensated Participant” means an Employee or Participant who is not a Highly Compensated Employee or a Highly Compensated Participant, respectively.

(p)                                                                     “Normal Retirement Age” means the date a Participant attains age 65.

(q)                                                                     “Participant” means a person who meets the requirements of Section 3.1 and 3.2, and who is not ineligible to participate by reason of Section 3.4.  Such person who has made contributions shall continue to be a Participant until all benefits hereunder have been distributed to him or her, or until his or her death, if earlier.

“Active Participant” means a Participant who is, at the time in question, eligible to make, or have made on his or her behalf, contributions.

(r)                                                                        “Participating Employer” means 3M and any other Affiliate which adopts the Plan, if such adoption is approved by 3M and reflected on the attached Schedule A, as such schedule may be amended from time to time.

(s)                                                                       “Plan” means the “3M SAVINGS PLAN” as set forth herein, and as may be amended, restated or revised from time to time.

(t)                                                                        “Plan Administrator” means the individual identified in Section 10.1 who is responsible for the day to day administration and operation of the Plan.

(u)                                                                     “Plan Year” means the 12-month period commencing on January 1 and ending on the next following December 31.

(v)                                                                     “Required Matching Percentage” means the applicable matching percentage of Elective Deferrals for each payroll period specified on Schedule C attached hereto, as such Schedule may be amended from time to time.

(w)                                                                   “Required Retirement Income Percentage” means the applicable non-elective retirement income percentage of Compensation for each Plan Year specified on Schedule C attached hereto, as such Schedule may be amended from time to time.

(x)                                                                     “Retirement” means a Participant’s voluntary or involuntary severance from employment for any reason on or after attainment of an age and, if applicable, period of service, which entitles such Participant to an immediate benefit under the 3M Employee Retirement Income Plan if he or she is or was a participant in said Plan.  Effective on and after January 1, 2009, “Retirement” means a Participant’s voluntary or involuntary severance from employment for any reason (i) on or after attainment of age 55 and completion of five years of Vesting Service, or (ii) on or after age 65.

(y)                                                                     “Spouse” means the person, if any, legally married to the Participant, provided that such marriage complies with the terms of the federal Defense of Marriage Act.

(z)                                                                      “Temporary Employee” means any individual who is hired for a specific task or assignment (e.g., a project employee) of a limited duration with a specific ending date (normally less than six months) or who is hired on a recurring basis for peak work periods as a call-in/fill-in, but who works less than 900 hours in any anniversary year (which is 3M’s policy for such job classification), and who is classified as a Temporary Employee.

(aa)                                                              “3M Stock Fund” means the Fund invested in shares of 3M common stock described in Section 5.3.

(bb)                                                              “Trust” means the trust or trusts established by 3M for the purpose of holding the assets of the Plan.

(cc)                                                                “Trustee” means the trustee or trustees which shall accept the appointment to execute the duties of the Trustee as set forth in the Plan and the trust agreement or agreements establishing the Trust.

(dd)                                                              “Valuation Date” means each day that all or substantially all of the U.S. and international financial markets in which the Plan’s assets are invested are open for trading.

(ee)                                                                “Vesting Service”, with respect to an Employee, means, except as otherwise provided below, the aggregate of the Employee’s periods of employment with Participating Employers and Affiliates from and after the date on which the Affiliate becomes such, each such period commencing with his or her employment commencement date or reemployment commencement date, as the case may be, and ending with his or her employment severance date, determined in accordance with the following rules:

(1)                                 For purposes of this paragraph 2.1(ee) only, an “hour of service,” with respect to an Employee, means an hour of employment for which he or she is paid, or entitled to payment, for the performance of duties for a Participating Employer or Affiliate from and after the date on which it first becomes an Affiliate;

(2)                                 An Employee’s “employment commencement date” is the date on which he or she first performs an hour of service;

(3)                                 An Employee’s “reemployment commencement date” is the first date, following a period of severance from employment which is not required to be taken into account under subparagraphs (6) or (7) hereof, on which he or she performs an hour of service;

(4)                                 An Employee’s “employment severance date” is the earlier to occur of:

(i)                                     the date on which he or she quits, retires, is discharged or dies; or

(ii)                                  the first anniversary of the first date of a period during which he or she remains absent from active employment (with or without pay) with Participating Employers and Affiliates for any reason other than quit, retirement, discharge or death; provided, that, with respect to an Employee whose absence is attributable to a layoff, an approved leave of absence, long-term disability under the provisions of a plan sponsored by a Participating Employer or Affiliate or military service, his or her employment severance date will not occur until the expiration of such layoff, leave of absence, long-term disability or military service, as the case may be.

(5)                                 An Employee’s “period of severance” is the period of time commencing on his or her employment severance date and ending on the date on which such Employee first performs an hour of service following his or her employment severance date;

(6)                                 If the Employee’s employment is severed by reason of a quit, discharge or retirement and such Employee subsequently performs an hour of service within 12 months following his or her employment severance date, such Employee’s Vesting Service shall include the period of such severance;

(7)                                 If the Employee’s employment is severed by reason of a quit, discharge or retirement during an absence from active employment of 12 months or less for any reason specified in clause (4)(ii) above, and he or she subsequently performs an hour of service within 12 months following the date on which such absence commenced, such Employee’s Vesting Service shall include the period of such severance;

(8)                                 Notwithstanding the foregoing provisions of this paragraph 2.1(ee),

(i)                                     the period of an Employee’s service with an Affiliate prior to the time it became such and with a business entity prior to the time such entity or its operation was acquired by a Participating Employer, shall be taken into account under this Plan to the extent determined under rules and procedures established by the Committee;

(ii)                                  an Employee who incurs a period of severance of at least 12 months’ duration shall have his or her Vesting Service completed prior to such period added to his or her Vesting Service completed after such period only upon such Employee’s completion of an hour of service following such period of severance; and

(iii)                               if a Participant incurs five (5) or more consecutive 1-Year Breaks in Service, the extent of his or her vested interest in his or her Company Contribution Account and Retirement Income Account prior to such Breaks in Service shall not be increased by any Vesting Service which such Participant completes following such Breaks in Service.

(9)                                 A “1-Year Break in Service” is that portion of an Employee’s period of severance consisting of 12 consecutive months; provided, however, that in the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a 1-Year Break in Service.  For purposes of this paragraph 2.1(ee), an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(ff)                                                                  “Work Force Reduction” means those instances, as determined by the Plan Administrator and approved by 3M management, in which the employment of Employees is terminated as the direct result of the discontinuance or downsizing of an operation of a Participating Employer, including, but not limited to, the sale or closing of a facility or business operation or terminations occurring pursuant to a group severance pay plan that provides for the immediate vesting of the affected Employees’ Accounts under this Plan.

Section 2.2  Gender and Number.  Pronoun references herein shall be deemed to be of any gender relevant to the context, and words used in the singular shall include the plural.

Section 2.3  Severance from Employment.  For purposes of the Plan, an Employee will be deemed to have experienced a severance from employment only if such Employee has severed his or her employment relationship with all Participating Employers and Affiliates.  Accordingly, neither transfer of employment among Participating Employers and/or Affiliates, nor absence from active employment by reason of layoff, disability leave or any other leave of absence will constitute a severance from employment.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

Section 3.1  Eligibility.  With the exception of those Employees described in Section 3.4, each Employee who is covered by a collective bargaining agreement with a Participating Employer which provides for participation in this Plan shall be eligible to participate in the Plan after completing three months of employment with such Participating Employer, unless the collective bargaining agreement provides for a different eligibility date.

Section 3.2  Enrollment.

(a)                                                                      Automatic Enrollment.  Each Employee who is hired on or after January 1, 2001 who is otherwise eligible to make or have contributions made on his or her behalf pursuant to Section 4.1 shall be automatically enrolled in the Plan and shall be deemed to have elected to have Elective Deferrals equal to six percent (6%) of his or her Compensation made from all Compensation paid to him or her for the period beginning after three months following his or her hire or rehire date, unless such Employee elects not to enroll in the Plan or to make Elective Deferrals at a rate other than 6% using the Plan’s Electronic System.  For Participants who are automatically enrolled, Elective Deferrals will be deducted from their paychecks on a before-tax basis and invested 100% in the LifePath Portfolio for the year closest to the year in which the Participant will reach age 65.  The Committee shall have the authority to establish rules that expand the application of the foregoing automatic enrollment provisions to active Participants (in addition to new hires), provided that such rules shall comply with applicable non-discrimination requirements of section 401(a)(4) of the Code.  The Committee shall also establish any and all additional rules regarding automatic enrollment in the Plan.

(b)                                                                     Electronic System.  Each Employee who is otherwise eligible to make or have contributions made on his or her behalf pursuant to Sections 4.1, 4.2 or 4.3, must use the Plan’s Electronic System to specify the amount of his or her contributions, authorize the reduction of his or her Compensation as may be necessary to make such contributions, specify the separate investment fund or funds in which his or her contributions under the Plan are to be invested (if there is more than one at that time), and provide such other pertinent data, with respect to the Employee and with respect to any person named by him or her as a Beneficiary, as the Plan Administrator may require.

Section 3.3  Effective Date of Elections.  Elections made by an eligible Employee using the Plan’s Electronic System shall be effective as soon as administratively practicable following receipt thereof by the Plan’s recordkeeper.

Section 3.4  Leased Employees.  No Leased Employee of any Participating Employer or Affiliate shall be eligible to participate in the Plan.

ARTICLE 4

CONTRIBUTIONS

Section 4.1  Elective Deferrals.

(a)                                                                      Amount and Payment.  Subject to the remaining provisions of this Section 4.1 and to the limitations as set forth in Appendix A and Appendix C for each Plan Year, each Participating Employer shall contribute to the Trust, on behalf of each Participant who was in its employ during such Plan Year and whose Compensation otherwise payable by such Participating Employer to such Participant has been reduced in accordance with paragraph 4.1(b), the amount by which the Participant’s Compensation has been so reduced (referred to hereinafter as the “Elective Deferrals”).  Each Participating Employer’s contributions hereunder shall be paid to the Trust as soon as such contributions can be segregated from the Participating Employer’s assets (and in no event later than 15 business days following the calendar month the reduced Compensation would have otherwise been paid to the Participant); provided, that, to the extent deemed necessary by the Committee in connection with its determination under Appendix C, Elective Deferrals may be prospectively decreased or otherwise applied in the manner specified in Appendix C.

(b)                                                                     Compensation Reduction Procedure.  For purposes of implementing paragraph 4.1(a), a Participant may, by using the Plan’s Electronic System, elect to have his or her Compensation reduced, in accordance with the following rules:

(1)                                  A Participant’s Elective Deferrals hereunder shall be made as a percentage of his or her Compensation (in any 1% increment).  The minimum Elective Deferral percentage shall be 2% of a Participant’s Compensation, and the maximum Deferral Election percentage (subject to the limitations under sections 402(g) and 415 of the Code) shall be (A) 15% of a Participant’s Compensation for Nonhighly Compensated Participants, and (B) 10% of a Participant’s Compensation for Highly Compensated Participants.  With respect to any Participant who has both an Elective Deferral election and a voluntary after-tax contribution election simultaneously in effect, the maximum combined contribution percentage shall be 19% of a Participant’s Compensation.  The percentage elected by the Participant shall automatically apply to his or her Compensation as the same may be adjusted from time to time.

(2)                                  A Participant’s Elective Deferrals made under this Plan for any Plan Year pursuant to this Section 4.1, or under any other qualified defined contribution plan maintained by a Participating Employer, shall not exceed $16,500 (for the Plan Year beginning in 2009, and as adjusted for subsequent Plan Years by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with section 402(g) of the Code).

(3)                                  Subject to the limitations set forth in subparagraph (1) above and this subparagraph (3), a Participant may change the rate at which his or her Compensation is being reduced for subsequent periods.  Application for such change shall be made by using the Plan’s Electronic System.  Such change shall be effective as soon as administratively practicable.  The Committee may limit the number of Elective Deferral rate changes which may be made during each Plan Year in accordance with uniform rules.

(4)                                  By using the Plan’s Electronic System, a Participant may suspend his or her Elective Deferrals, effective as soon as administratively practicable following their submission on the Plan’s Electronic System.  Any Participant who has so suspended his or her Elective Deferrals may elect to resume such Deferrals in the manner provided in Section 3.2.

(5)                                  Notwithstanding the foregoing provisions hereof, to the extent required by applicable law, a Participant may not elect to have his or her Compensation reduced below an amount which would result in his or her Compensation being less than that prescribed by minimum wage laws.

(6)                                  Unless and until the Committee issues rules to the contrary, Participants’ Elective Deferrals shall be made only on a payroll reduction basis, and shall be made with respect to all Compensation payments made to the Participant by such Participating Employer.

(c)                                                                      Roth Election.  For Plan Years beginning on or after January 1, 2009, each Participant may elect to designate all or a portion of the Participant’s Elective Deferrals as after tax Roth contributions.  Any elective contributions that are not designated as Roth contributions shall be deemed to be before-tax Elective Deferrals.  Any Elective Deferrals designated as Roth contributions shall be includible in the Participant’s gross income at the time deferred and shall be allocated to the Participant’s Roth 401(k) Account.  Any Elective Deferrals designated as before-tax contributions shall not be includible in the Participant’s gross income at the time deferred and shall be allocated to the Participant’s Before-Tax 401(k) Account.  Elective Deferrals contributed to the Plan as one type, either Roth contributions or before-tax contributions, may not later be reclassified as the other type by the Participant.

(d)                                                                     Allocation to Participants’ Accounts.  The amounts contributed under this Section 4.1 on behalf of a Participant shall be allocated to the Participant’s Accounts at the same time as or as soon as administratively practicable following the date on which the contribution is paid to the Trustee.

Section 4.2  Catch-Up Contributions.

(a)                                                                      Eligibility and Amount.  Subject to the remaining provisions of this Section 4.2 (but not to the limitations of section 415 of the Code), each Participant who has attained or will attain age 50 by the last day of such Plan Year may make additional elective deferrals in accordance with and subject to the limitations of section 414(v) of the Code and the regulations issued thereunder.  A Participant’s total catch-up contributions for any Plan Year, whether made pursuant to this Plan or any other qualified defined contribution plan maintained by an Affiliate, shall not exceed the lesser of the applicable dollar amount as specified in section 414(v)(2)(B)(i) of the Code (which is $5,500 for 2009, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with section 414(v)(2)(C) of the Code) or the amount (if any) by which the Participant’s Section 415 Compensation (as defined in Appendix A) exceeds any other elective deferrals of the Participant for such Plan Year (excluding any catch-up contributions).

(b)                                                                     Contribution Procedure and Payment.  All elections to make catch-up contributions to the Plan shall be made by using the Plan’s Electronic System.  Catch-up contributions to the Plan may be made only by payroll deduction, and shall apply only to regular payments of a Participant’s base pay.  Each election to make catch-up contributions shall be made in a whole dollar amount.  Unless changed or revoked, a Participant’s election to make catch-up contributions to this Plan will remain in effect for so long as such Participant remains eligible to make contributions hereunder.  A Participant may change or revoke an election to make catch-up contributions at any time, and shall do using the Plan’s Electronic System.

All elections to make catch-up contributions, changes in such elections and revocations of such elections will be effective as soon as administratively practicable following their submission on the Plan’s Electronic System.  Each Participating Employer’s contributions hereunder shall be paid to the Trust as soon as such contributions can be segregated from the Participating Employer’s assets (and in no event later than 15 business days following the calendar month the reduced Compensation would have otherwise been paid to the Participant).

(c)                                                                      Roth Election.  Each Participant may elect to designate all or a portion of the Participant’s catch-up contributions for the Plan Year as after-tax Roth contributions.  Any catch-up contributions that are not designated as Roth contributions shall be deemed to be before-tax catch-up contributions.  Any catch-up contributions designated as Roth contributions shall be includible in the Participant’s gross income at the time deferred and shall be allocated to the Participant’s Roth 401(k) Account.  Any catch-up contributions designated as before-tax catch-up contributions shall not be includible in the Participant’s gross income at the time deferred and shall be allocated to the Participant’s Before-Tax 401(k) Account.

(d)                                                                     Allocation to 401(k) Accounts.  All catch-up contributions made under this Section 4.2 by each Participant shall be allocated to his or her 401(k) Accounts at the same time as or as soon as administratively practicable following the date on which each contribution is paid to the Trustee.

(e)                                                                      Impact on Contribution Limits.  None of the catch-up contributions made by Participants pursuant to this Section 4.2 shall be subject to or taken into account in applying the required limitations of sections 402(g) and 415 of the Code.

(f)                                                                        Re-characterization of Catch-Up Contributions as Elective Deferrals.  To the extent that, apart from catch-up contributions, a Participant has failed to make the maximum allowable Elective Deferrals for the Plan Year (e.g., could have made additional Elective Deferrals (i) without exceeding the annual contribution limits under section 402(g) of the Code and Section 4.1 of this Plan, (ii) without exceeding the average deferral percentage test specified in section 401(k) of the Code and Appendix C of this Plan, (iii) without exceeding the limitations on annual additions under section 415(c) of the Code and Appendix A of this Plan, and (iv) without exceeding any other limit imposed under the Plan), any amounts initially characterized as catch-up contributions shall be re-characterized as Elective Deferrals (and not catch-up contributions).  Any amounts re-characterized shall be treated as Elective Deferrals (and not catch-up contributions) for all purposes of the Plan, including matching contributions under Section 4.5.

(g)                                                                     Re-characterization of Elective Deferrals as Catch-Up Contributions.  To the extent that (i) a Participant is eligible to make catch-up contributions as provided under Section 4.2(a), (ii) the Participant has excess Elective Deferrals (either in excess of the annual contribution limit under section 402(g) of the Code, in excess of the limits in Section 4.1 of this Plan, or in excess of the average deferral percentage test specified in section 401(k) of the Code and Appendix C of this Plan), and (iii) the Participant has not exceeded the applicable annual contribution limit specified in section 414(v) of the Code, any amount initially characterized as Elective Deferrals (and not as catch-up contributions) shall be re-characterized as catch-up contributions to the extent permitted under section 414(v) of the Code.  Any amounts re-characterized shall be treated as catch-up contributions (and not Elective Deferrals) for all purposes of the Plan.

Section 4.3  After-Tax Contributions.

(a)                                                                      Amount.  Subject to the remaining provisions of this Section 4.3 and to the Code section 415 limitations, each Participant may make voluntary after-tax contributions to his or her After-Tax Savings Account in amounts equal to the percentage of Compensation (in any 1% increment) specified by such Participant in his or her most recent effective submission on the Plan’s Electronic System.  The minimum after-tax contribution percentage shall be 2% of a Participant’s Compensation, and the maximum after-tax contribution percentage shall be 9% of a Participant’s Compensation.  With respect to any Participant who has both an Elective Deferral election and a voluntary after-tax contribution election simultaneously in effect, the maximum combined contribution percentage shall be 19% of a Participant’s Compensation.  The percentage elected by the Participant shall automatically apply to his or her Compensation as the same may be adjusted from time to time.

Subject to the limitations set forth above, a Participant may change the percentage of his or her Compensation being directed to after-tax contributions for subsequent periods.  Application for such change shall be made by using the Plan’s Electronic System.  Such change shall be effective as soon as administratively practicable following their submission on the Plan’s Electronic System.  The Committee may limit the number of contribution percentage changes which may be made during each Plan Year in accordance with uniform rules.

(b)                                                                     Payment.  Unless and until the Committee issues rules to the contrary, Participants’ after-tax contributions under this Section 4.3 may only be made by payroll deduction, and shall be made with respect to all Compensation payments made to the Participant by the Participating Employers.  Each Participating Employer shall remit to the Trustee the Participants’ contributions so collected as soon as such contributions can be segregated from the Participating Employer’s assets (and in no event later than 15 days following the calendar month the Compensation would have otherwise been paid to the Participant); provided, that to the extent deemed necessary by the Committee in connection with its determination under Appendix C, after-tax contributions may be prospectively decreased or distributed in the manner specified in that Appendix.  Only amounts withheld from Compensation otherwise payable during a Plan Year shall be considered as contributions for that Plan Year.

(c)                                                                      Allocation to After-Tax Savings Accounts.  The amount contributed under this Section 4.3 by each Participant shall be allocated to his or her After-Tax Savings Account at the same time as or as soon as administratively practicable following the date on which the contribution is paid to the Trustee.

(d)                                                                     Suspension of After-Tax Contributions.  Using the Plan’s Electronic System, a Participant may suspend contributions to his or her After-Tax Savings Account effective as soon as administratively practicable following their submission on the Plan’s Electronic System.

Any Participant who has so suspended his or her after-tax contributions may elect to resume such contributions in the manner provided in Section 3.2.

Section 4.4  Rollover Contributions.  The provisions of this Section 4.4 shall not be implemented unless and until the Plan Administrator shall so determine in its discretion, and, upon being implemented, shall be subject to such conditions and limitations as the Plan Administrator may prescribe from time to time for administrative convenience and to preserve the tax qualified status of the Plan.  With the consent of the Plan Administrator, and so long as it will not create adverse tax consequences for the Plan, the Trustee shall accept rollover contributions from any Employee who is eligible to participate in this Plan (to be credited to his or her Rollover Accounts) if the Employee certifies that any of the following circumstances have been satisfied:

(a)                                                                      The amount contributed by the Employee consists of a direct rollover from (i) an eligible retirement plan that is a tax-qualified retirement plan under section 401(a) (including a designated Roth account described in section 402A of the Code), (ii) a plan described in sections 403(a) or 403(b) of the Code, or (iii) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, so long as such direct rollover is in the form of cash or (in the case of an Employee who is employed by a Participating Employer as a direct result of an acquisition or merger under conditions approved by the Plan Administrator) one or more outstanding loans meeting the requirements of section 72(p) of the Code;

(b)                                                                     The amount contributed by the Employee consists only of any portion of (i) the cash, and (ii) the cash proceeds from the sale of the properties, such Employee received in an eligible rollover distribution from a retirement plan listed in Section 4.4(a), and the transfer to the Trustee occurs on or before the 60th day following the Employee’s receipt of such distribution; or

(c)                                                                      The amount contributed by the Employee consists only of any portion (in the form of cash and the cash proceeds of the sale of other property) of his or her (i) individual retirement account described in section 408(a) of the Code, or (ii) individual retirement annuity described in section 408(b) of the Code; provided, however, that the transfer to the Trustee occurs on or before the 60th day following the Employee’s receipt of the amount from said account or annuity.

The Trustee and the Plan Administrator may require the Employee to provide evidence satisfactory to them that the foregoing conditions have been satisfied.

For purposes of this Section 4.4, the term “eligible rollover distribution” shall have the same meaning as that term is used in Section 7.10; provided, however, that any distribution to an Employee under a qualified domestic relations order (within the meaning of section 206(d)(3) of ERISA) that otherwise meets the requirements of paragraph 7.10(a) shall also be treated as an “eligible rollover distribution.”  For purposes of this Section 4.4, a “direct rollover” is a payment directly from another plan to the Trustee.

Rollover contributions to the Plan pursuant to this Section 4.4 may be made without regard to whether such Employee has become a Participant pursuant to Article 3, but nothing herein shall alter the requirements to become a Participant under Article 3.

Section 4.5  Participating Employers’ Matching Contributions.

(a)                                                                      Amount.  With respect to each separate contribution made on behalf of a Participant to his or her 401(k) Accounts, the Participating Employer which makes such contribution shall also contribute to the Trust out of its annual earnings or profits for the Plan Year for which such contribution is made, or out of its accumulated earnings or profits from prior fiscal years, an amount equal to the Required Matching Percentage of that portion of such contribution to the Participant’s 401(k) Accounts which does not exceed six percent (6%) of the amount of his or her Compensation for the pay period for which such contribution is made.

Participating Employers’ contributions under this Section 4.5 may be made in cash or in shares of 3M common stock, as determined by 3M in accordance with the terms of any applicable collective bargaining agreement.  If such contributions are made in shares of 3M common stock, the value thereof for purposes of this Section 4.5 shall be the mean between the aggregate high and low sales prices for such shares on the New York Stock Exchange on the trading day coinciding with or immediately preceding the date on which such contribution was made, as quoted by such brokers as are specified for this purpose by the Committee; and the value of a fractional share of such stock shall be contributed in the form of cash.

(b)                                                                     Payment.  The Participating Employers’ contributions under this Section 4.5 for a Plan Year shall be paid to the Trustee on or before the date on which the Participating Employers’ federal income tax return for such Plan Year is required to be filed or such date as duly extended.

(c)                                                                      Allocation to Company Contribution Account.  The amount contributed on behalf of a Participant by Participating Employers pursuant to paragraphs 4.5(a) and 4.5(b) shall be allocated to the Company Contribution Account of the Participant at the same time as or as soon as administratively practicable after such contribution is paid to the Trustee.

Section 4.6  Participating Employers’ Profit Sharing Contributions.

(a)                                                                      Amount.  For calendar quarters in which 3M’s consolidated worldwide net income from continuing operations (excluding extraordinary gains and losses and income or losses attributable to discontinued businesses, as determined by the Plan Administrator) increases over such amount for the same calendar quarter in the previous calendar year, each Participating Employer shall, if the terms of an applicable collective bargaining agreement provide, also contribute to the Trust out of its annual earnings or profits for the Plan Year for which such contribution is made, or out of its accumulated earnings or profits from prior fiscal years, an amount equal to the product of (i) 6% of the Compensation of each “eligible” Employee for the calendar quarter for which such contribution is made, and (ii) the amount determined under the “applicable formula” based on such increase in 3M’s consolidated worldwide net income from continuing operations.  The “applicable formula” for each “eligible” Employee and Participating Employer shall be specified in the respective Schedule C attached hereto, as such Schedule may be amended from time to time.  For purposes of this Section 4.6, an Employee is “eligible” to receive a profit sharing contribution for a calendar quarter if such Employee meets the eligibility requirements of Section 3.1 and is employed by a Participating Employer in an active status at any time during such calendar quarter.

Participating Employers’ profit sharing contributions under this Section 4.6 may be made in cash or in shares of 3M common stock, as determined by 3M in accordance with the terms of any applicable collective bargaining agreement.  If such contributions are made in shares of 3M common stock, the value thereof for purposes of this Section 4.6 shall be the mean between the aggregate high and low sales prices for such shares on the New York Stock Exchange on the trading day coinciding with or immediately preceding the date on which such contribution was made, as quoted by such brokers as are specified for this purpose by the Committee; and the value of a fractional share of such stock shall be contributed in the form of cash.

(b)                                                                     Payment.  The Participating Employers’ profit sharing contributions under this Section 4.6 for a calendar quarter shall be paid to the Trustee within sixty (60) days after the end of such calendar quarter.

(c)                                                                      Allocation to Profit Sharing Account.  The amount contributed on behalf of an Employee by a Participating Employer pursuant to paragraphs 4.6(a) and 4.6(b) shall be allocated to the Profit Sharing Account of the Employee at the same time as or as soon as administratively practicable after such contribution is paid to the Trustee.

Section 4.7  Participating Employers’ Retirement Income Contributions.  For Plan Years beginning on or after January 1, 2009, each Participating Employer shall contribute to the Trust a non-elective retirement income contribution on behalf of each Participant employed by that Participating Employer equal to the Required Retirement Income Percentage (if any, as specified in Schedule C) of that Participant’s Compensation for the Plan Year.  Such contribution shall be deposited in the Trust not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Participating Employer for the taxable year in which the Plan Year ends.  The amount contributed on behalf of a Participant by Participating Employers pursuant to this Section 4.7 shall be allocated to the Retirement Income Account of the Participant at the same time as or as soon as administratively practicable after such contribution is paid to the Trustee.

Section 4.8  Direct Transfers.  The Trustee may accept, with the express written approval of 3M, a direct transfer of funds to an individual’s Rollover Accounts hereunder from the trustee or insurer with respect to any plan, account or annuity, if the assets to be transferred could otherwise be rolled over pursuant to Section 4.4 (without regard to the requirement of a lump sum distribution).  No such transfer may be made if, in the opinion of 3M, such a transfer would adversely affect the exempt status of the Trust under section 501(a) of the Code.  As a condition of any such transfer, 3M may require such information to be provided to it as it may determine to be relevant.  If any funds so transferred would not have qualified as a rollover contribution pursuant to Section 4.4 (without regard to the requirement of a lump sum distribution), such transfers shall be treated as contributions by Participants to their respective After-Tax Savings Accounts.

The Trustee shall also accept direct transfers of funds from an Employee’s accounts in the 3M Voluntary Investment Plan, upon the satisfaction of such plan’s conditions for such a transfer.  Amounts transferred from an Employee’s elective deferral account under such plan shall be credited to the Employee’s 401(k) Accounts, matching amounts transferred from an Employee’s company contribution account under such plan shall be credited to the Employee’s Company Contribution Account, non-elective amounts transferred from an Employee’s non-elective account under such plan shall be credited to the Employee’s Retirement Income Account, amounts transferred from an Employee’s after-tax account under such plan shall be credited to the Employee’s After-Tax Savings Account, and amounts transferred from an Employee’s rollover account under such plan shall be credited to the Employee’s Rollover Accounts.

In addition, the Trustee shall accept direct transfers of special retirement benefits from the 3M Employee Retirement Income Plan.

Section 4.9  Credit to Accounts.  After the allocations of contributions have been made, each 401(k), Company Contribution, Profit Sharing, Retirement Income, After-Tax Savings and Rollover Account shall be credited with the allocation to said Account as of the effective date of the allocation, as provided in Article 4, but the fact that allocations are so made and credited to such Accounts shall not create in any Participant or Beneficiary any right, title or interest in or to any of the assets of the Trust except at the time or times and upon the terms and conditions set forth in the Plan.

Section 4.10  PAYSOP Benefits.  Effective November 30, 1993, the portion of the 3M Payroll-Based Employee Stock Ownership Plan (PAYSOP) applicable to Employees eligible to participate in this Plan was spun off and merged into this Plan.  Amounts equal to the PAYSOP account balances (as of the date of transfer) of those Employees whose benefits are transferred to this Plan shall be credited to their Company Contribution Accounts and, with the following exceptions, shall be governed by all of the rules of this Plan applicable to such Accounts:

(a)                                                                      The amounts credited to the Company Contribution Accounts of such Employees as a result of the transfer of their PAYSOP benefits shall be fully vested and nonforfeitable.

(b)                                                                     The dividends received by this Plan and credited to the Company Contribution Accounts of such Employees that are attributable to the shares of 3M common stock previously credited to such Employees’ PAYSOP accounts shall be distributed to such Employees on an annual basis, on or before the last day of each Plan Year; provided, however, that such dividends may be distributed with an Employee’s other Account balances under this Plan if such Employee receives a distribution of all such Account balances following the termination of his or her employment.

(c)                                                                      If not already distributed in accordance with the other provisions of this Plan, the portion of such Employees’ Company Contribution Accounts attributable to their transferred PAYSOP benefits may be distributed as soon as reasonably possible following (1) the completion of a full 12-consecutive month period during which such Employee remained continuously on (A) medical leave without pay, or (B) military leave, or (2) the completion of a full 24-consecutive month period during which such Employee remained continuously on (A) personal leave, (B) post disability leave, or (C) long-term disability.

(d)                                                                     None of the shares of 3M common stock allocated to the Company Contribution Accounts of such Employees as a result of the transfer of their PAYSOP benefits may be distributed before the end of the 84th month after they were first allocated to the Employees’ PAYSOP accounts, except in the case of (1) death, disability, separation from service or termination of the Plan, (2) a transfer of an Employee from employment with a Participating Employer to employment with an acquiring employer in connection with the sale to the acquiring employer of substantially all of the assets used by the Participating Employer in a trade or business conducted by such Participating Employer, or (3) a disposition of 3M’s interest in a subsidiary when an Employee continues employment with such subsidiary.  The provisions of this paragraph (d) shall not apply to any distribution required under section 401(a)(9) of the Code.

Section 4.11  Acceptance of Plan Mergers and Spin-Offs.  3M may accept all or a part of any other plan to be merged with this Plan, where this Plan is the surviving plan.  3M shall determine whether the assets and liabilities of another plan shall be transferred to this Plan.  For any asset transfer approved by 3M to this Plan from a tax qualified plan which is subject to the joint and survivor annuity and pre-retirement survivor annuity rules of section 401(a)(11) of the Code, the optional form of benefit requirements of section 411(d)(6)(B)(ii) of the Code or the distribution rules of section 401(k) of the Code, 3M shall adopt rules to comply with section 411(d)(6)(B)(ii) of the Code, and shall reflect any such protected benefits on Schedule B to this Plan.  In addition, each Participant shall (if such other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).  If assets and liabilities are transferred from another plan to this Plan (where this Plan is the surviving plan), beneficiary designations made under that plan shall become void with respect to deaths occurring on or after the date as of which such transfer is made and the beneficiary designation rules of this Plan shall apply beginning on such date.

ARTICLE 5

INVESTMENT AND ADJUSTMENT OF ACCOUNTS

Section 5.1  Periodic Adjustments.  As of each Valuation Date following the effective date of the Plan, the Accounts of each Participant and Beneficiary shall be revalued.  As of each Valuation Date, the Trustee shall value the assets of the Trust at their fair market value and determine the net investment gain or loss of such assets since the preceding Valuation Date in accordance with the customary method of valuation employed by the Trustee, but in determining the net investment gain or loss:

(a)                                                                      the accrual basis of accounting shall be used,

(b)                                                                     general expenses of the Plan and Trust which have not been paid by Participating Employers shall be deducted, and

(c)                                                                      contributions to the Trust and payments, withdrawals or distributions from the Trust to provide benefits under the Plan for Participants and Beneficiaries shall not be considered as gains or losses of the Trust; provided, that any gain or loss realized on the sale of 3M common stock in connection with the conversion of 3M common stock to cash pursuant to a Participant’s election to receive a distribution of cash from his or her Company Contribution Account or Profit Sharing Account, shall be considered as a gain or loss of the Trust.

After each Valuation Date, the net investment gain or loss for the period since the preceding Valuation Date shall be credited or debited, as of said Valuation Date, to the respective Accounts containing such assets and which are existing on said Valuation Date, in proportion to the value of each such Account on the preceding Valuation Date, but reduced by payments, withdrawals or distributions made from said Account, and reduced by any service fees applicable to each respective Account (as opposed to general expenses of the Plan and Trust) since the preceding Valuation Date.

The value of each Account, as adjusted by the preceding provisions of this Section 5.1, increased by contributions allocated to such Account, if any, and reduced by payments, applicable service fees, withdrawals and distributions made from such Account for the period since the prior Valuation Date, shall be the value of said Account on the Valuation Date.

Section 5.2  Statements.  As soon as administratively feasible after the end of each calendar quarter, each Participant shall be furnished with a statement of his or her Accounts in the Plan.

Section 5.3  Investment in 3M Common Stock.

(a)                                                                      3M Stock Fund.  The 3M Stock Fund shall be invested exclusively in 3M common stock; provided, that (i) the 3M Stock Fund may hold no more than five percent (5%) of its assets in cash or other short term cash equivalents to facilitate participant requests for withdrawals, distributions and investment transfers, and (ii) the 3M Stock Fund may also temporarily hold cash dividends that are to be distributed (in the case of PAYSOP shares) or reinvested in shares of 3M common stock in accordance with Section 5.3(b) below.  The shares of 3M common stock held in the 3M Stock Fund shall come from the following sources:  (1) shares contributed to the Plan by 3M pursuant to Article 4; (2) PAYSOP shares transferred to the Plan pursuant to Section 4.10; and (5) any dividends reinvested in shares of 3M common stock pursuant to Section 5.3(b).

(b)                                                                     Dividends.  Any dividends received by the Trust with respect to shares of 3M common stock credited to the 3M Stock Fund shall be (a) credited to the 3M Stock Fund and allocated among each Participant’s Company Contribution Account and Profit Sharing Account units on a pro rata basis in accordance with the number of such Participant’s units credited to such Fund as of the record date of the dividend, and (b) reinvested in additional shares of 3M common stock.  Notwithstanding the foregoing, dividends paid on PAYSOP shares transferred to the Plan pursuant to Section 4.10 shall be paid out to Participants in cash in accordance with Section 4.10(b).

(c)                                                                      Voting.  To the extent the value of full and fractional shares of 3M common stock are allocated to a Participant’s Company Contribution Account or Profit Sharing Account, the Participant may direct the Trustee as to the manner in which such shares of stock are to be voted at a meeting of 3M stockholders at which such shares of stock are entitled to vote.  Any such shares of stock for which such voting instructions are not received by the Trustee, shall be voted by the Trustee, as directed by the individual or committee of individuals appointed for such purpose by the Board of Directors of 3M to serve as proxies for such meeting of 3M stockholders.  Nothing contained herein shall prohibit the solicitation and exercise of Participants’ voting rights, with respect to such shares of 3M common stock, by management of 3M and others pursuant to proxies applicable to all holders of such 3M common stock.  All voting directions given by Participants shall be held in strict confidence by the Trustee and shall not be disclosed to any person.

(1)                                  3M and the Trustee shall establish and maintain a procedure by which Participants shall be timely notified of their right to direct the Trustee with respect to the voting of shares of 3M common stock represented by units allocated to their Company Contribution Accounts and Profit Sharing Accounts, and the manner in which any such directions are to be conveyed to the Trustee.  3M and the Trustee shall prepare all materials necessary to give effect to the Participants’ voting rights, including proxies and other communications directed generally to the owners of shares of 3M common stock entitled to vote, and shall mail or otherwise deliver all such materials to each Participant entitled to exercise voting rights pursuant to this Section.

(2)                                  Participants shall be named fiduciaries, within the meaning of section 403(a)(1) of ERISA, of the Plan with respect to the directions given under this paragraph.

(d)                                                                     Tender and Exchange Offers.  With respect to tender offers for the purchase or exchange of less than five percent (5%) of the outstanding shares of 3M common stock, the investment fiduciary of the 3M Stock Fund shall direct the Trustee with respect to the sale, exchange or transfer of the shares of 3M common stock held in such Fund.  With respect to tender offers for the purchase or exchange of five percent (5%) or more of the outstanding shares of 3M common stock, each Participant shall be entitled to instruct the Trustee that all, but not less than all, of the shares of 3M common stock represented by units allocated to his or her Company Contribution Account and Profit Sharing Account shall be tendered or exchanged in the event of such a tender offer for 3M common stock.  Upon timely receipt of such instructions, the Trustee shall tender or exchange the number of shares of 3M common stock credited to the 3M Stock Fund for which it has received instructions from Participants.  The Trustee shall not tender or exchange any shares credited to the 3M Stock Fund for which it has not received appropriate instructions from the Participants to whose Company Contribution Accounts and Profit Sharing Accounts units representing such shares are allocated.  Participants shall be named fiduciaries, within the meaning of section 403(a)(1) of ERISA, of the Plan with respect to the instructions given under this paragraph.

(1)                                  3M and the Trustee shall establish a procedure by which the investment fiduciary of the 3M Stock Fund or the Participants, as the case may be, shall be timely notified of their right to instruct the Trustee with respect to the tender or exchange of shares of 3M common stock represented by units allocated to Participants’

Company Contribution Accounts and Profit Sharing Accounts, and the manner in which such instructions are to be conveyed to the Trustee.  3M and the Trustee shall promptly provide to the investment fiduciary of the 3M Stock Fund or the Participants, as the case may be, copies of any such tender or exchange offer and any other communications directed generally to the owners of shares of 3M common stock eligible to tender or exchange their shares.

(2)                                  All tender or exchange instructions given by the investment fiduciary of the 3M Stock Fund or the Participants shall be held in strict confidence by the Trustee, and shall not be disclosed to any person.

(3)                                  Any securities received by the Trustee as a result of a tender or exchange offer as provided in this paragraph (d) shall be held, and any cash so received shall be invested temporarily in short term investments, pending directions by the named investment fiduciary of the Plan.

Section 5.4  Diversification of 3M Common Stock.

(a)                                                                      Eligibility to Make Election.  Each Participant who has either (i) Retired, or (ii) completed three years of Vesting Service and each Beneficiary who is permitted to exercise the rights of a Participant with respect to an Account in the Plan shall be eligible to elect to diversify the investment of all or a portion of the 3M common stock in his or her Company Contribution and Profit Sharing Accounts.  Notwithstanding the foregoing, each Participant who has undergone a Work Force Reduction shall be eligible to elect to diversify the investment of all or a portion of the 3M common stock in his or her Company Contribution and Profit Sharing Accounts.

(b)                                                                     Election Procedure.  In order to make a diversification election, an eligible Participant or Beneficiary must notify the Plan Administrator via the Plan’s Electronic System of the amount or percentage of his or her Company Contribution and Profit Sharing Accounts to be transferred and the other Fund or Funds to which such amount or percentage shall be transferred by the Trustee.  Amounts which a Participant or Beneficiary elects to diversify out of his or her Company Contribution and Profit Sharing Accounts may be transferred to any of the Funds described in Article 13 other than the 3M Stock Fund and any self-directed brokerage fund established under the Plan.

(c)                                                                      Amount.  An eligible Participant or Beneficiary may elect to diversify the investment of up to one hundred percent (100%) of the value of his or her Company Contribution and Profit Sharing Accounts (reduced by any amounts previously diversified or withdrawn).

(d)                                                                     Transfer.  Upon receipt of the notice described in paragraph (b) above from an eligible Participant or Beneficiary, the Plan Administrator shall direct the Trustee to reinvest the respective portion of such Participant’s Company Contribution and Profit Sharing Accounts in accordance with his or her instructions as soon as practicable following receipt of such notice.

(e)                                                                      Order of Accounts.  Participants’ Accounts shall be diversified in the following order:  (i) Company Contribution Account and (ii) Profit Sharing Account.

ARTICLE 6

VESTING

Section 6.1  Fully Vested Accounts.  Each Participant shall, at all times, have a fully vested, nonforfeitable interest in his or her 401(k) Accounts, Profit Sharing Account, After-Tax Savings Account and Rollover Accounts.  In addition, each Participant shall, at all times, have a fully vested, nonforfeitable interest in the portion of his or her Company Contribution Account attributable to:  (i) the PAYSOP benefits transferred to this Plan in accordance with the provisions of Section 4.10, and (ii) the dividends paid on PAYSOP benefits that are passed through to participants pursuant to Section 4.10(b).

Section 6.2  Accounts Subject to Graduated Vesting.  Upon the occurrence of any of the events listed below, a Participant shall have a fully vested, nonforfeitable interest in his or her Company Contribution Account and/or his or her Retirement Income Account:

(a)                                                                      Attainment of Normal Retirement Age;

(b)                                                                     The Participant’s incurrence of a Disability;

(c)                                                                      The Participant’s death; or

(d)                                                                     Termination of the Participant’s employment by reason of a Work Force Reduction.

If the Participant terminates his or her employment in any circumstance other than those specified above, the extent of such Participant’s vested interest in the remainder of his or her Company Contribution Account (that is not already vested under Section 6.1) and/or his or her Retirement Income Account shall be determined in accordance with the following schedule unless noted otherwise in Schedule C:

Completed Years of Vesting Service	Extent of Vested Interest

Less than 1 year	0%
l year but less than 2 years	40%
2 years but less than 3 years	70%
3 years or more	100%

Section 6.3  Forfeitures.  Upon the Participant’s termination of employment in any circumstance other than those specified in paragraphs (a), (b), (c) or (d) of Section 6.2 (an “event of maturity”), the nonvested portion of a Participant’s Company Contribution Account and/or Retirement Income Account, if any, shall be forfeited as soon administratively practicable on or after the Participant’s forfeiture event.  A forfeiture event shall occur with respect to a Participant upon the earliest of:

(a)                                                                      the occurrence after an event of maturity of five consecutive 1-Year Breaks in Service,

(b)                                                                     the distribution after an event of maturity to (or with respect to) a Participant of the entire vested portion of the Participant’s Account, or

(c)                                                                      the event of maturity of a Participant who has no vested interest in any portion of the Participant’s Account.

Section 6.4  Restoration of Forfeitures.  If a Participant whose employment with a Participating Employer terminated for a reason other than those specified in paragraphs (a), (b), (c) and (d) of Section 6.2 and who incurred a forfeiture of the nonvested portion of his or her Company Contribution Account and/or Retirement Income Account resumes employment with a Participating Employer or Affiliate prior to incurring five (5) consecutive 1-Year Breaks in Service, the amount forfeited (determined without adjustment for earnings and losses after the forfeiture):

(a)                                                                      shall, to the extent not restored from the Trust’s reserve for forfeitures, be contributed to the Trust by the Participating Employer by whom such Participant had been employed immediately prior to such forfeiture;

(b)                                                                     shall be allocated to the Participant’s Company Contribution Account and/or Retirement Income Account, respectively, as soon as practicable following the date on which such forfeiture is restored or such contribution is made by the Participating Employer; and

(c)                                                                      shall not be considered an “annual addition” for purposes of Appendix A.

The contributions required to be made under this Section 6.4 shall be made as soon as practicable after each Participant described above is reemployed by a Participating Employer or Affiliate.

Section 6.5  Value of Partial Distribution.  If a distribution is made to a Participant who has acquired less than a fully vested interest in his or her Company Contribution Account and/or Retirement Income Account, then until the Participant’s Company Contribution Account and/or Retirement Income Account become fully vested or until the Participant incurs five (5) or more consecutive 1-Year Breaks in Service, whichever occurs first, (i) separate accounting shall be established for the portion of such Participant’s Company Contribution Account and/or Retirement Income Account not so distributed, and (ii) the Participant’s vested interest in the value of such Participant’s Company Contribution Account and/or Retirement Income Account shall be equal to an amount (“X”) determined by the formula:  X=P(AB+(RxD))-(RxD), where P is the Participant’s vested percentage at the time of determination; AB is the separate account balance at the time of determination; D is the amount of the distribution previously made to such Participant; and R is the ratio of the separate account balance at the time of determination to the separate account balance immediately following the distribution.

For purposes of determining the value of a Participant’s interest in that portion of his or her Company Contribution Account and/or Retirement Income Account that has been restored, as provided in Section 6.4, the foregoing formula shall be applied with the term “Company Contribution Account balance” and/or “Retirement Income Account balance” being substituted for the term “separate account balance” wherever the latter term is used therein.

Section 6.6  Treatment of Forfeitures.  A Participant’s forfeitures resulting from application of the vesting schedule described in Section 6.2 (or in the respective Schedule C) shall be used to:

(a)                                                                      restore forfeitures described in Section 6.4;

(b)                                                                     satisfy the obligation (if any) to make matching and retirement income contributions of the Participating Employers by whom such Participant was employed, in proportion to the amount of such Participating Employers’ respective contributions;

(c)                                                                      pay expenses of administering the Plan; or

(d)                                                                     make payments of benefits to Participants pursuant to Section 7.1.

ARTICLE 7

DISTRIBUTION OF BENEFITS

Section 7.1  Payment Methods.  If a Participant is alive at the time distribution of his or her Accounts commences pursuant to Section 7.2, the Trustee shall pay the amount of such Accounts hereunder to such Participant by the method elected by him or her using the Plan’s Electronic System from the following available methods:

(a)                                                                      Severance from Employment.  If the Participant experiences a severance from employment, whether voluntary or involuntary, for any reason other than Retirement or Disability, then his or her Accounts shall be paid by the method of a single lump sum distribution.

(b)                                                                     Disability.  If the Participant is Disabled, then his or her Accounts shall be paid by either of the following methods:

(1)                                  A single lump sum distribution; or

(2)                                  Two or more partial payments in such amounts and at such times as may be selected by such Participant.

(c)                                                                      Retirement.  If the Participant ceases to be employed by a Participating Employer or Affiliate due to his or her Retirement, then his or her Accounts shall be paid by one of the following methods:

(1)                                  A single lump sum distribution;

(2)                                  Two or more partial payments in such amounts and at such times as may be selected by such Participant; or

(3)                                  Two or more monthly, quarterly, semi-annual or annual (as selected by the Participant) installments over such period of time as the Participant shall select.  Unless the Participant elects a different amount (which must be the same for each installment payment), the amount of each installment payment shall be determined by dividing the sum of the Participant’s Account balances as of the Valuation Date immediately preceding the payment date for such installment by the number of installment payments remaining to be paid.

The minimum amount of any partial payment shall be $500.  Unless the Participant directs otherwise, each partial or installment payment made by the Plan in accordance with the provisions of this Section 7.1 shall be deemed to be made from and charged against such

Participant’s Accounts in the following order:  (i) After-Tax Savings Account, (ii) Roth Rollover Account, (iii) Before-Tax Rollover Account, (iv) Roth 401(k) Account, (v) Before-Tax 401(k) Account, (vi) portion of the Company Contribution Account attributable to transferred PAYSOP benefits, (vii) balance of Company Contribution Account, (viii) Retirement Income Account, and (ix) Profit Sharing Account.

Section 7.2  Time and Medium of Payment.  Payment of each Participant’s Accounts, as adjusted pursuant to Article 5, shall commence in accordance with Section 7.1 upon his or her severance from employment with all Participating Employers and Affiliates by reason of Retirement, Disability or termination of employment; provided, however, that no distribution of a Participant’s Accounts to the Participant without the Participant’s election may be made before such Participant’s Normal Retirement Age if the value of such Participant’s Accounts immediately prior to such distribution exceeds $1,000.

With the exception of the portion of the Participant’s Accounts invested in the 3M Stock Fund, if any, all payments of any Participant’s Accounts shall be made in cash.  Payment of the portion of the Participant’s Accounts invested in the 3M Stock Fund shall also be made in cash, unless the Participant elects to receive the entire portion invested in the 3M Stock Fund in the form of whole shares of 3M common stock and cash for any fractional share.

Section 7.3  Limitations on Distributions to Participants.

(a)                                                                      Minimum Required Distributions Under Section 401(a)(9).  In no event shall distribution of the Participant’s vested Accounts be made or commence later than the (i) the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2) years, or (ii) the April 1 following the calendar year in which the Participant terminates employment; provided, however, that in the case of a 5-percent owner (within the meaning of section 416(i) of the Code), this requirement shall always be the April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2) years (the “required beginning date”).  If no distribution election has been timely received within a reasonable period of time before the date by which a minimum required distribution must be made pursuant to section 401(a)(9) of the Code or, if earlier, pursuant to the Plan, then such required distribution shall be distributed automatically without an application for distribution no later than the date by which such minimum required distribution must be made.  Notwithstanding any provision of this Article 7 to the contrary, distribution of each Participant’s Accounts pursuant to this paragraph 7.3(a) must be made to such Participant in one of the methods described below, provided that the Participant is eligible to receive payment in such method according to Section 7.1.

(1)                                  Lump Sum.  Distribution shall be made in a single lump sum.

(2)                                  Installments.  Distribution shall be made in a series of substantially equal installments payable monthly, quarterly, semi-annually or annually over a period of time not extending beyond the maximum time permitted by the applicable tables under section 1.401(a)(9)-9 of the Federal tax regulations.  The amount of the distribution required to be made for each calendar year (the “distribution year”) shall be determined by dividing the amount of the vested Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution year (such preceding calendar year being the “valuation year”) by the distribution factor for the distribution year.

The amount of the vested Accounts as of the last Valuation Date in the valuation year shall be increased by the amount of any contributions allocated to the vested Accounts during the valuation year after such Valuation Date (including contributions, if any, made after the end of the valuation year but which are for the valuation year).  The amount of the vested Accounts shall be decreased by distributions made in the valuation year after such Valuation Date.  The distribution factor shall be the greater of:  (i) the distribution period determined using the Uniform Lifetime Table in A-2 of section 1.401(a)(9)-9 of the Federal tax regulations for the Participant’s age as of the Participant’s birthday in the relevant distribution year; or (ii) if the Participant’s sole designated Beneficiary for the distribution year is the Participant’s Spouse, the distribution period determined using the Joint and Last Survivor Table in A-3 of section 1.401(a)(9)-9 of the Federal tax regulations for the Participant’s and the Participant’s Spouse’s attained ages as of the Participant’s and the Participant’s Spouse’s birthdays in the relevant distribution year.

Notwithstanding anything to the contrary in the Plan, if a Participant elects to commence installment payments or partial payments prior to the Participant’s required beginning date, the amount to be distributed each distribution year, beginning with the first distribution year for which payments are required to be made, must be at least equal to an amount obtained by dividing the Participant’s vested Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution year (such preceding calendar year being the “valuation year”) by the distribution factor for the distribution year.  The amount of the vested Accounts as of the last Valuation Date in the valuation year shall be increased by the amount of any contributions allocated to the vested Accounts during the valuation year after such Valuation Date (including contributions, if any, made after the end of the valuation year which are allocated as of dates in the valuation year).  The amount of the vested Accounts shall be decreased by distributions made in the valuation year after such Valuation Date.  The distribution factor shall be the greater of:  (i) the distribution period determined using the methods and assumptions used in creating the Uniform Lifetime Table in A-2 of section 1.401(a)(9)-9 of the Federal tax regulations for the Participant’s age as of the Participant’s birthday in the relevant distribution year; or (ii) if the Participant’s sole designated Beneficiary for the distribution year is the Participant’s Spouse, the distribution period determined using the Joint and Last Survivor Table in A-3 of section 1.401(a)(9)-9 of the Federal tax regulations for the Participant’s and the Participant’s Spouse’s attained ages as of the Participant’s and the Participant’s Spouse’s birthdays in the relevant distribution year.  Unless the Participant directs otherwise, each installment payment made by the Plan in order to comply with the requirements of this paragraph 7.3(a) shall be deemed to be made from and charged against such Participant’s Accounts in the following order:  (i) After-Tax Savings Account, (ii) Roth Rollover Account, (iii) Before-Tax Rollover Account, (iv) Roth 401(k) Account (v) Before-Tax 401(k) Account, (vi) portion of the Company Contribution Account attributable to transferred PAYSOP benefits, (vii) remainder of the Company Contribution Account, (ix) Retirement Income Account, and (x) Profit Sharing Account.

Notwithstanding anything to the contrary in the Plan, all distributions under this Plan shall comply with the minimum distribution requirements of section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of section 401(a)(9)(G) of the Code.  Effective with respect to distributions made on or after January 1, 2003, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the final regulations issued thereunder on April 17, 2002, notwithstanding any provision herein to the contrary.

(b)                                                                     Section 401(a)(14).  Unless a Participant otherwise elects, distribution of a Participant’s Accounts shall begin no later than the 60th day after the latest of:

(1)                                  the last day of the Plan Year during which the Participant attains his or her Normal Retirement Age;

(2)                                  the last day of the Plan Year during which the tenth anniversary of the year in which the Participant commenced participation in the Plan occurs; or

(3)                                  the last day of the Plan Year in which the Participant terminates his or her service with all Participating Employers.

If no distribution election is submitted, payment of the Accounts shall commence no later than the Participant’s required beginning date as determined pursuant to paragraphs 7.3(a) and (c).

(c)                                                                      Notwithstanding any other provision of this Article 7, pursuant to section 401(a)(9)(H) of the Code any minimum required distribution normally required to be made to a distributee pursuant to section 401(a)(9) of the Code and regulations thereunder for calendar year 2009 shall not apply.  For purposes of applying the minimum required distribution rules of section 401(a)(9) of the Code and regulations thereunder for calendar years after 2009, the required beginning date of any individual shall be determined without regard to the 2009 waiver of minimum required distributions.  For purposes of applying the five (5)-year rule found in section 401(a)(9)(B)(ii) of the Code, the five (5)- year period described in such clause will be determined without regard to calendar year 2009.

Section 7.4  Death.  In the event the Participant dies before before the Participant’s required beginning date, the entire balance of the Accounts of a Participant, as adjusted pursuant to Article 5, shall be distributed in a single lump sum payment to his or her Beneficiaries upon his or her death; provided, that the Beneficiary or Beneficiaries may elect to have such distribution made to him or her or them, as the case may be, in installments over a period extending up to 5 years following the Participant’s death.  If such distribution is made in the form of installments, in no event may the aggregate amount of such installments for a Plan Year be less than the amount of earnings credited to the Accounts during that Plan Year.  If, however, the Participant dies on or after the Participant’s required beginning date, the Participant’s remaining benefit under the Plan shall be distributed to the Participant’s Beneficiary at least as rapidly as under the method of distribution being used as of the date of the Participant’s death as provided in section 401(a)(9)(B)(i) of the Code and as provided in section 1.401(a)(9)-5 Q & A-5 of the Federal tax regulations.  Notwithstanding the foregoing, upon the death of a Participant whose Accounts do not exceed $5,000, such Participant’s Account shall be distributed to the Beneficiary in a single lump sum as soon as administratively practicable following such Participant’s death without an application for distribution.

With the exception of the portion of the Participant’s Accounts invested in the 3M Stock Fund, if any, all payments of any Participant’s Accounts shall be made in cash.  Payment of the portion of the Participant’s Accounts invested in the 3M Stock Fund shall also be made in cash, unless the

Beneficiary elects to receive the entire portion invested in the 3M Stock Fund in the form of whole shares of 3M common stock and cash for any fractional share.

Distribution upon the death of a Participant shall be made to:

(a)                                                                      the Participant’s surviving Spouse (unless such Spouse has consented in writing to waive his or her right to receive such distribution) if such Participant was legally married at the time of his or her death, or

(b)                                                                     the person or persons, and in the proportions, designated in a writing signed by him or her and filed with the Plan Administrator if such Participant was not married at the time of his or her death or (if married) if his or her surviving Spouse has consented in writing to waive her or his right to receive such distribution.

A Participant who is legally married may execute and file with the Plan Administrator a similar designation of Beneficiaries, but such designation shall not be valid or binding on the Plan unless (i) it includes the written consent of the Participant’s Spouse waiving her or his right to receive a distribution of the Participant’s Accounts in the event of his or her death, and (ii) the Spouse’s signature has been witnessed by a notary public.  Any special designation filed under the Plan may be revoked or changed by written instrument so signed (including the written consent of the Participant’s Spouse, if he or she is legally married) and filed prior to the Participant’s death.  If a Participant designates more than one person to receive such death benefit and any Beneficiary shall predecease him or her, the Trustee, pursuant to the Plan Administrator’s instructions, shall distribute the deceased Beneficiary’s share to the surviving designee or designees proportionately, as the portion designated by the Participant for each bears to the total portion designated for all survivors.

If a Participant who is not legally married at the time of his or her death files no designation or revokes a designation previously filed without filing a new designation, or if all persons designated shall predecease the Participant, the Trustee, pursuant to the Plan Administrator’s instructions, shall distribute such death benefit or balance thereof to the beneficiaries named in the Participant’s designation in effect under the company paid group life insurance plan, or in the event there is no effective designation under such company paid group life insurance plan or all persons designated thereunder predecease the Participant, in accordance with the provisions of the company paid group life insurance plan which apply to such contingencies.

If a Beneficiary to whom payments hereunder are to be made pursuant to the Participant’s special designation or the automatic designation described above, whichever is applicable in accordance with the foregoing provisions of this Section 7.4, survives the Participant but dies prior to complete distribution to him or her of his or her share:

(1)                                  unless the Participant has otherwise specified in his or her special designation, the Trustee shall distribute the undistributed portion of such Beneficiary’s share to such person or persons, including such Beneficiary’s estate, as such Beneficiary shall have designated in a writing signed by such Beneficiary and filed with the Plan Administrator prior to such Beneficiary’s death (which designation shall be subject to change or revocation by such Beneficiary at any time); or

(2)                                  if the Participant’s special designation specifies that such Beneficiary does not have the power to designate a successor beneficiary or if such Beneficiary is granted such power but fails to designate a successor beneficiary prior to such Beneficiary’s death, the Trustee shall distribute the undistributed portion of such Beneficiary’s share to such Beneficiary’s estate.

Notwithstanding the foregoing provisions of this Section 7.4, in the event a Beneficiary, to whom payments hereunder would otherwise be made, disclaims all or any portion of his or her interest in such payments, such disclaimed portion of such Beneficiary’s interest in such payments shall pass to the person or persons specified by the Participant to take such disclaimed interest or, in the event the Participant did not specify a person or persons to take disclaimed interests, such disclaimed portion of such Beneficiary’s interest in such payments shall pass to the person or persons who would be entitled thereto pursuant to the Participant’s special designation or the designation made under the automatic designation described above, whichever is applicable pursuant to the foregoing provisions of this Section 7.4, if the Participant’s death had occurred immediately after such Beneficiary’s death.

Section 7.5  Section 401(a)(9) Limitations on Distributions to Beneficiary.

(a)                                                                      If the Participant’s death occurs on or after the Participant’s required beginning date, and the Beneficiary continues to receive installment payments as elected by the Participant or requests installment distributions commencing on or before December 31 of the year following the year of the Participant’s death (or, if the sole Beneficiary is the Participant’s surviving Spouse, then, if later, December 31 of the year in which the Participant would have attained age seventy and one-half (70-1/2)), the total amount to be distributed each distribution year shall be (i) minus (ii):

(i)                                     the Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution year (such preceding calendar year being the “valuation year”) divided by the remaining life expectancy as of the distribution year of the “designated beneficiary” whose life expectancy may be used under section 1.401(a)(9)-4 of the Federal tax regulations, or, if longer, the remaining life expectancy of the Participant, minus

(ii)                                  the amount of distributions, if any, to the Beneficiary during such distribution year pursuant to the Beneficiary’s request.

(b)                                                                     If there is no such “designated beneficiary,” then such payments may be made over a period of time that will not extend beyond the remaining life expectancy of the Participant as of the distribution year.  The amount of the Accounts as of the last Valuation Date in the valuation year shall be increased by the amount of any contributions allocated to the Accounts during the valuation year after such Valuation Date (including contributions, if any, made after the end of the valuation year which are allocated as of dates in the valuation year).  The amount of the Accounts shall be decreased by distributions made in the valuation year after such Valuation Date.

(c)                                                                      If the Beneficiary continues to receive installments as elected by the Participant or does not timely request installment distributions commencing on or before December 31 of the year following the year of the Participant’s death (or, if the sole Beneficiary is the Participant’s surviving Spouse, then, if later, December 31 of the year in which the Participant would have attained age seventy and one-half (70-1/2)), the Accounts shall be distributed on December 31 of the calendar year in which occurs the first (1st) anniversary of the Participant’s death.

(d)                                                                     Remaining life expectancy shall be determined by use of the Single Life Table in section 1.401(a)(9)-9 of the Federal tax regulations.  The Participant’s remaining life expectancy is based upon the Participant’s age in the Participant’s year of death.  A Beneficiary’s remaining life expectancy is based upon the Beneficiary’s age in the year following the year of the Participant’s death.  The remaining life expectancies determined for the initial year are reduced by one for each subsequent year, except that if the Participant’s Spouse is the Participant’s sole Beneficiary, then such Spouse’s remaining life expectancy is recalculated each year.

(e)                                                                      If more than one person (including persons that are not natural persons) is designated as a Beneficiary of a vested Account, then the Plan Administrator may (but is not required to) direct the Trustee to establish a separate subaccount from such vested Account for each such person.  If the Trustee does not establish subaccounts, then the following rules apply:

(i)                                     references to the “Beneficiary” shall mean all such persons then entitled to payment;

(ii)                                  unless all such persons satisfy the requirements for payment provided hereunder then the requirements shall not be satisfied; and

(iii)                               the Beneficiary’s life expectancy shall be determined under Q & A-7 of section 1.401(a)(9)—5 and related sections of the Federal tax regulations.

Section 7.6  Payment Satisfies Claims.  Any payment to or for the benefit of any Participant, Beneficiary, the legal representative thereof or any other person, pursuant to the terms of the Plan shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee, the Plan Administrator and the Participating Employers, any of whom may require such payee, as a condition precedent to such payment, to execute a receipted release therefor.

Section 7.7  Missing Persons.  The amount of a Participant’s Accounts which is otherwise considered as nonforfeitable may be forfeited as of the last day of the Plan Year ending 5 years after the later of:

(a)                                                                      the date of the Participant’s severance from employment, or

(b)                                                                     the last date a payment from said Accounts was made, if at least one such payment was made, or

(c)                                                                      the first date a payment from said Accounts became payable if no payments have been made,

if the Trustee, after diligent inquiry, is unable to locate the Participant or his or her Beneficiary for purposes of making distribution.

Any amount so forfeited shall be used by the Trustee to defray the costs of administering the Plan.  Notwithstanding the foregoing, if at any subsequent date such person is located, 3M shall, to the extent not restored from the Trust’s reserve for forfeitures, contribute an amount to the Trust, to be placed in a 401(k) Account, a Company Contribution Account, a Retirement Income Account, an After-Tax Savings Account, a Rollover Account or a Profit Sharing Account, as the case may be (or pay directly to such person if the Plan is not then in existence), for such person, equal to the amount of forfeiture effected pursuant to this Section 7.7 attributable to each such Account, but reduced by any amount paid by the Trustee or 3M to any state or political subdivision under any escheat law or statute.

Section 7.8  Qualified Domestic Relations Orders.  Notwithstanding any provision of this Article 7 to the contrary, the Trustee may comply with any court order determined by the Plan Administrator to be a qualified domestic relations order (within the meaning of section 206(d)(3) of ERISA), even if such order requires the distribution to an alternate payee of all or a portion of a Participant’s Accounts while he or she is still employed by a Participating Employer and before such Participant’s earliest retirement age (within the meaning of section 206(d)(3)(E)(ii) of ERISA).

Section 7.9  Claims Procedure.  Effective January 1, 2010, until modified by the Plan Administrator, the claim and appeal procedures set forth in this Section 7.9 shall be the mandatory claim and appeal procedures for the resolution of disputes and disposition of claims filed under the Plan.

(a)                                                                      Initial Claim.  Any Participant or Beneficiary who disagrees with any decision about his or her eligibility for benefits or the amount of his or her benefits under the Plan shall submit a written claim for benefits to the Plan Administrator in a form and manner prescribed by the Plan Administrator.

(1)                                  If the claim is denied in whole or in part, the Plan Administrator shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(2)                                  The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the Plan Administrator determines that special circumstances require an extension of time for determination of the claim, provided that the Plan Administrator notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)                                                                     Notice of Initial Adverse Determination.  A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(1)           the specific reasons for the adverse determination;

(2)                                  references to the specific provisions of the Plan (or other applicable Plan document) on which the adverse determination is based;

(3)                                  a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(4)                                  a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(5)                                  a description of the claim and appeal procedures, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on appeal.

(c)                                                                      Appeal.  Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Plan Administrator a written appeal for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim for benefits.  Any appeal of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.

(d)                                                                     Claim on Appeal.  If the claim, upon appeal, is denied in whole or in part, the Plan Administrator shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such appeal.

(1)                                  The sixty (60) day period for deciding the claim on appeal may be extended for sixty (60) days if the Plan Administrator determines that special circumstances require an extension of time for determination of the claim, provided that the Plan Administrator notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(2)                                  In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on appeal, the period for making the claim determination on appeal shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(3)                                  The Plan Administrator’s review of an appeal shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(e)                                                                      Notice of Adverse Determination for Claim on Appeal.  A notice of an adverse determination for a claim on appeal shall set forth in a manner calculated to be understood by the claimant:

(1)                                  the specific reasons for the denial;

(2)                                  references to the specific provisions of the Plan (or other applicable Plan document) on which the adverse determination is based;

(3)                                  a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and

(4)                                  a statement of the claimant’s right to bring an action under ERISA section 502(a).

(f)                                                                        Rules and Regulations.  Any rule not in conflict or at variance with the provisions hereof may be adopted by the Plan Administrator.  Specific rules with respect to the Plan include the following:

(1)                                  No inquiry or question shall be deemed to be a claim or an appeal of a denied claim unless made in accordance with the established claim procedures.  The Plan Administrator may require that any claim for benefits and any appeal of a denied claim be filed on forms to be furnished by the Plan Administrator upon request.

(2)                                  All decisions on claims and on appeal of denied claims shall be made by the Plan Administrator unless delegated.  Such delegation may be implied or inferred.  If the Plan Administrator does delegate the decision, all references to the Plan Administrator in this Section 7.9 shall be treated as references to the Plan Administrator’s delegate.

(3)                                  Claimants may be represented by a lawyer or other representative at their own expense.

(4)                                  In connection with the appeal of a denied claim, the claimant or the claimant’s representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(5)                                  The time period within which a benefit determination will be made shall begin to run at the time a claim or appeal is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(6)                                  The burden of proof in demonstrating any fact essential to the approval of any claim for benefits, including eligibility for any claimed benefit and the extent to which a claimed benefit is covered or payable in accordance with the Plan, shall at all times be the responsibility of the claimant.

(g)                                                                     Exhaustion of Administrative Remedies.  The exhaustion of the claim and appeal procedures is mandatory for resolving every claim and dispute arising under this Plan.  In any subsequent legal action all explicit and all implicit determinations by the Plan Administrator (including, but not limited to, determinations as to whether the claim, or a request for an appeal of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

(h)                                                                     Knowledge of Fact by Participant Imputed to Beneficiary.  For the purpose of applying the deadlines to file a claim or a legal action, knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

(i)                                                                         Deadline to File Claim.  To be considered timely under the Plan’s claim and appeal procedures, a claim must be filed with the Plan Administrator within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.  If or to the extent that the claim relates to a failure to effect a Participant’s or Beneficiary’s investment directions or a Participant’s election regarding contributions, a claim must be filed with the Plan Administrator within thirty (30) days after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

(j)                                                                         Deadline to File Legal Action.  No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:  (i) thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or (ii) six (6) months after the claimant has exhausted the claim and appeal procedures.  If or to the extent that the claim relates to a failure to effect a Participant’s or Beneficiary’s investment directions or a Participant’s election regarding contributions, the thirty (30) month period shall be nineteen (19) months.

(k)                                                                      Venue.  All litigation in any way related to the Plan (including but not limited to any and all claims brought under ERISA, such as claims for benefits and claims for breach of fiduciary duty)  must be filed in the United States District Court for the District of Minnesota.

Section 7.10  Direct Rollovers.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(a)                                                                      Eligible Rollover Distribution.  For purposes of this Section 7.10, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(1)                                  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

(2)                                  any distribution to the extent that such distribution is required under section 401(a)(9) of the Code;

(3)                                  any distribution which is made upon the hardship of the employee; and

(4)                                  the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

Notwithstanding the foregoing, an eligible rollover distribution does include any portion of a distribution that would have been a minimum required distribution under section 401(a)(9) of the Code and regulations thereunder except for the application of the waiver of minimum required distributions for calendar year 2009 pursuant to section 401(a)(9)(H) of the Code.

Furthermore, a portion of a distribution shall not fail to be an eligible rollover distribution merely because a portion consists of voluntary after-tax contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or (i) for Plan Years beginning after December 31, 2001 and before January 1, 2007, to a qualified trust which is part of a defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible, and (ii) for Plan Years beginning after December 31, 2006, to a qualified trust or to an annuity contract described in section 403(b) of the Code, if such trust or contract provides for separate accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)                                                                     Eligible Retirement Plan.  For purposes of this Section 7.10, an eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, a Roth individual retirement account described in section 408A of the Code, an annuity plan described in section 403(a) or (b) of the Code, an eligible plan described in section 457(b) of the Code which is maintained by a state or political subdivision of a state or any agency or instrumentality of such state or political subdivision which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution.  The definition of eligible retirement plan shall also apply in the case of a distribution to a Beneficiary who is the surviving Spouse of a Participant or to a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.  In the case of a Beneficiary who is neither the surviving Spouse of a Participant nor an alternate payee, the definition of eligible retirement plan shall include only an individual retirement account or annuity described in sections 408(a) or (b) of the Code, which is treated as an inherited individual retirement account or annuity within the meaning of Code section 408(d)(3)(C).

(c)                                                                      Distributee.  For purposes of this Section 7.10, a distributee includes an employee or former employee.  In addition, the employee’s or former employee’s surviving Spouse, the employee’s or former employee’s Beneficiary, and the employee’s or former employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

(d)                                                                     Direct Rollover.  For purposes of this Section 7.10, a direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

Section 7.11  Transfers of Plan Assets.  When approved by the Plan Administrator and 3M management, the Accounts of Participants whose employment with a Participating Employer has ended as the result of a Work Force Reduction involving the sale of a business operation or facility, and the assets corresponding to such Accounts, shall be transferred to the qualified trust described in section 401(a) of the Code maintained by the purchaser of such business operation or facility.  Transfers of Plan assets made pursuant to this Section 7.11 shall comply with the requirements of section 414(l) of the Code and any conditions necessary to make a particular transfer comply with such requirements.

ARTICLE 8

WITHDRAWALS DURING EMPLOYMENT

Section 8.1  Withdrawal from 401(k) Accounts.  As of any Valuation Date, a Participant may withdraw from his or her 401(k) Accounts all or any portion of the difference between the then outstanding balance of any loans from such 401(k) Accounts under Article 9 and the value of such 401(k) Accounts upon the Plan Administrator’s receipt of the Participant’s instructions if he or she either:

(1)                                                                      has attained age 59-1/2; or

(2)                                                                      has become Disabled.

Section 8.2  Withdrawal from After-Tax Savings Account.  As of any Valuation Date, a Participant may withdraw from his or her After-Tax Savings Account all or any part of the value thereof specified in his or her instructions to the Plan Administrator.

Section 8.3  Withdrawal from Rollover Accounts.  As of any Valuation Date, a Participant may withdraw from his or her Rollover Accounts all or any portion of the difference between the then outstanding balance of any loans from such Rollover Accounts under Article 9 and the value of such Rollover Accounts specified in his or her instructions to the Plan Administrator.

Section 8.4  Withdrawal from Company Contribution Account, Retirement Income Account or Profit Sharing Account.  As of any Valuation Date, a Participant may withdraw from his or her Company Contribution Account, Retirement Income Account and/or Profit Sharing Account all or any portion of the value thereof which is vested, upon the Plan Administrator’s receipt of the Participant’s instructions if he or she either:

(a)                                                                      has attained age 59-1/2; or

(b)                                                                     has become Disabled.

Section 8.5  Procedures.  No withdrawal may be made under this Article 8 unless the Participant making the withdrawal gives the Plan Administrator appropriate instructions and such other information as the Plan Administrator requires to confirm that such Participant is eligible to make such withdrawal.  Withdrawals from the Plan shall be limited to Participants who are then employed by a Participating Employer, and the minimum amount of any withdrawal shall be $500.  Notwithstanding the preceding sentence, the Committee may, by uniform rules, liberalize or further restrict the frequency and timing of withdrawals, but, subject to the provisions of this Article 8, such rules shall permit at least one withdrawal from each type of Account in each calendar year and may impose a service fee for withdrawals in excess of the number which the Committee determines may be made without any service fee.  Unless the

Participant directs otherwise, withdrawals made in accordance with the provisions of this Article 8 shall be deemed to be made from and charged against such Participant’s Accounts in the following order:  (i) After-Tax Savings Account, (ii) Roth Rollover Account, (iii) Before-Tax Rollover Account, (iv) Roth 401(k) Account, (v) Before-Tax 401(k) Account, (vi) portion of the Company Contribution Account attributable to transferred PAYSOP benefits, (vii) the remainder of the Company Contribution Account, (viii) Retirement Income Account and (xi) Profit Sharing Account.

ARTICLE 9

LOANS

Section 9.1  Amount and Number.  An Active Participant may, upon complete and proper application being made to the Plan Administrator via the Plan’s Electronic System, borrow from his or her 401(k) Accounts and/or Rollover Accounts an amount which (when added to the outstanding balance of any other loans made by the Plan to the Participant) does not exceed the lesser of:

(a)                                                                      eighty percent (80%) of the combined value of such Participant’s 401(k) Accounts and Rollover Accounts, as of the last preceding Valuation Date;

(b)                                                                     if the Participant has a limited self-directed brokerage account, the combined value of the 401(k) Account and Rollover Account balances invested in core investment funds, less $1,000;

(c)                                                                      $50,000 reduced by the highest outstanding balance of loans from the Plan to the Participant during the 12-month period ending on the day before the date of the new loan; or

(d)                                                                     fifty percent (50%) of the combined value of the Participant’s 401(k) Accounts, Rollover Accounts and vested Company Contribution Account and Retirement Income Account, as of the last preceding Valuation Date.

The minimum loan amount shall be $500.

No Participant shall have more than two loans outstanding from the Plan at any time.

Loan amounts are taken first from the Participant’s Roth 401(k) Account, then from the Participant’s Before-Tax 401(k) Account, and then from the Participant’s Roth Rollover Account, and then from the Participant’s Before-Tax Rollover Account.

Prior to any loan being made to a Participant hereunder, the Plan Administrator shall deliver to the Participant requesting the loan a clear statement of the charges involved in the proposed loan transaction, which statement shall include the dollar amount of the loan and the annual rate of the finance charge.

The Committee may, by uniform rules, impose a service fee in connection with any loan made hereunder, which shall be included in the amount of such loan.

Section 9.2  Loan Terms.  Each such loan shall be evidenced by a promissory note of the Participant to the Trust.  The interest rate on any loan shall be equal to the prime rate (the base rate on corporate loans at large United States money center commercial banks) as published by

The Wall Street Journal in its Money Rates column or any comparable successor rate so published, plus two percent, as of the close of business on the date immediately preceding the date the loan is issued.

The maximum loan term is 60 months.  Loans shall be repaid in equal installments through payroll deduction.  The minimum loan repayment is $10 per week, $20 per bi-weekly period and $50 per month.  Notwithstanding the foregoing, the Participant may prepay in cash the entire outstanding balance of any loan at any time.  If the Participant has experienced a severance from employment, such Participant may prepay in cash a portion of the outstanding balance of any loan.  Loan repayments are invested according to the Participant’s investment election for the 401(k) Accounts at the time of repayment.

Loan repayments owed by a Participant who is in qualified military service (within the meaning of section 414(u)(5) of the Code) will be suspended under this Plan as permitted under section 414(u)(4) of the Code.

For Participants on an unpaid leave of absence or a paid leave of absence where pay is insufficient to cover the loan repayment, loan repayments may be suspended for the lesser of 12 months or the period of leave.  When such a Participant returns to work with a Participating Employer within such 12-month period, the Participant’s loan is reamortized over the original term of the loan.

The entire outstanding principal and unpaid interest with respect to each outstanding loan shall be due and payable as of the date the Participant experiences a severance from employment with the Participating Employer and all Affiliates.

Section 9.3  Segregated Account.  Any loan made hereunder to a Participant shall be treated as a separate, segregated investment account of the Participant.  Accordingly, at the time such loan transaction is consummated, the Participant’s allocated interest in the Fund or Funds in which his or her 401(k) Accounts and/or Rollover Accounts are then invested shall be reduced, on a pro rata basis among such Fund or Funds, by the principal amount of such loan.

Amounts of interest paid by the Participant under the loan shall be treated as earnings of his or her 401(k) Accounts and/or Rollover Accounts.

Section 9.4  Security.  All loans made pursuant to this Article 9 shall be secured by the Participant’s 401(k) Account and/or Rollover Account balance.  A loan delinquency occurs when a Participant does not make a scheduled loan payment as required under the terms of the loan.  Participants whose loans are delinquent can make up missed repayments by making a manual loan repayment.  Nonpayment as of the last day of the quarter following the quarter in which the payment is due shall be an event of default.  Upon the occurrence of an event of default, the Participant’s vested Accounts in the Plan given as security shall be offset by the amount of the then outstanding balance of the loan in default (including, to the extent required under the Code, interest on the amount in default from the time of the default until the time of the offset).  In the case of a Participant who has not had a severance from employment, however, this offset shall be deferred until a severance from employment as to such Participant, but, in the interim, it shall not be possible to cure the default.  Such offset shall be automatic and shall occur approximately 90 days after the Participant’s severance from employment.

Section 9.5  Administration of Loan Program.  The Plan Administrator shall administer the loan program authorized by this Article 9 in a uniform and nondiscriminatory manner, in accordance with the rules and procedures therefor which may be established by the Committee.

ARTICLE 10

ADMINISTRATION

Section 10.1  Administrator.  The Vice President, Global Compensation and Benefits, or his or her successor, shall be the Plan Administrator and shall perform the duties described in this Section 10.1.  The Plan Administrator shall be the named fiduciary for purposes of ERISA.

The Plan Administrator shall administer the Plan in accordance with its terms, and shall have all powers necessary to carry out its terms.  The Plan Administrator may retain one or more agents to perform administrative and recordkeeping services with respect to the Plan, and may require or permit certain notices, elections and instructions otherwise required or permitted to be given to the Plan Administrator to be given to such agent or agents on its behalf.

The Plan Administrator shall have full discretion to interpret the Plan and to determine all questions arising in the administration, interpretation and application of the Plan, including but not limited to questions of eligibility and the status and rights of Participants, Beneficiaries and other persons.  Any such determination by the Plan Administrator shall presumptively be conclusive and binding on all persons.  All rules and determinations of the Plan Administrator shall be uniformly and consistently applied to all persons in similar circumstances.

Section 10.2  Delegation.  3M shall have the power to delegate specific fiduciary duties and responsibilities (other than those of the Trustee with respect to the custody and control of the assets of the Trust).  Such delegations may be to officers or other employees of 3M or to other individuals or entities.  Any delegation by 3M may, if specifically stated, allow further delegations by the individual or entity to whom the delegation has been made.  Any delegation may be rescinded by 3M at any time.  Each person or entity to whom a fiduciary duty or responsibility has been delegated shall be responsible for the exercise of such duties or responsibilities and shall not be responsible for the acts or failure to act of any other fiduciary.

Section 10.3  Plan Administration.  The Plan Administrator may establish a Committee to assist in the administration of the Plan.  In the absence of the appointment of a Committee, the Plan Administrator shall exercise the authorities and duties otherwise given to the Committee hereunder.  The Committee, if established, shall be a named fiduciary and, unless otherwise provided by the Plan Administrator, shall have the power and responsibility to:

(a)                                                                      Adopt rules and policies not inconsistent with the declared purposes and specific provisions of the Plan for their administration;

(b)                                                                     Authorize one or more individuals to sign on its behalf any of its instructions, directions, notifications or communications to the Trustee, and the Trustee may conclusively rely thereon and on the information contained therein;

(c)                                                                      Impose reasonable service fees in accordance with uniform rules with respect to changes or other transactions requested by Participants or Beneficiaries; and

(d)                                                                     Delegate to a subcommittee or to an individual or individuals such of its duties and responsibilities as it shall specify in writing to such subcommittee members and/or individual or individuals.

The Committee shall have no power to add to, or subtract from, any of the terms of the Plan, or to change any benefits provided by the Plan, or to waive or fail to apply any requirements for eligibility for a benefit under the Plan, except as specified by 3M.

Section 10.4  Facility of Payment.  Whenever, in the Committee’s or Plan Administrator’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Committee or Plan Administrator may direct the Trustee to make payments to such person or to his or her legal representative for his or her benefit.  Any payment of a benefit or installment thereof in accordance with the provisions of Articles 7 or 8 shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

Section 10.5  Trust Agreement.  3M shall enter into a trust agreement with a Trustee selected by 3M Investment Management Corporation in its sole discretion.  All contributions made under this Plan shall be paid to the Trustee and deposited in the Trust.  The Trustee shall hold, invest, reinvest and distribute the assets of the Trust in accordance with the provisions of this Plan and the trust agreement.  3M Investment Management Corporation will determine the provisions of such trust agreement and may modify such agreement from time to time to accomplish the purposes of this Plan.  3M Investment Management Corporation shall review and may, in its sole discretion, remove any Trustee and select any successor Trustee.  The trust agreement may provide that the Trust created thereby may be used to fund the assets of this Plan and any other qualified plan maintained by a Participating Employer which meets the requirements of section 401(a) of the Code.

Section 10.6  Administration of Trust.  The Trust shall be administered by 3M Investment Management Corporation, which shall be a named fiduciary of the Plan for purposes of ERISA.  3M Investment Management Corporation shall have such powers as may be necessary to perform its duties under this Plan, including the power:

(a)                                                                      to establish and review a funding policy for the Plan which is consistent with the Plan’s needs and objectives, and to direct and supervise the Trustee to see that this policy is carried out;

(b)                                                                     to appoint, review and remove investment managers, who shall be charged with the power and responsibility to direct the Trustee as to the management, acquisition and disposition of any or all assets of the Trust or any separate Fund; provided that such investment managers meet the requirements of section 3(38) of ERISA;

(c)                                                                      to direct the Trustee as to the management, acquisition and disposition of the portion of the Stable Value Fund invested in (1) interest earning securities and pooled investment funds investing in such securities, (2) financial derivatives, including but not limited to futures, options and swaps, (3) book value structures, and (4) “near” book value structures; and

(d)                                                                     to direct the Trustee to use any or all assets of the Trust to purchase insurance policies or annuity contracts, or any combination of the foregoing, from any insurance company qualified to do business in a state.

3M Investment Management Corporation shall authorize the Plan Administrator and other persons it selects to issue written instructions and directions to the Trustee concerning the payment of benefits and expenses from the Trust, the investment of Trust assets and such other matters as are consistent with the provisions of this Plan and the trust agreement, and shall instruct the Trustee to rely on such written instructions and directions.

Section 10.7  Payment of Expenses.  The Participating Employers may pay all expenses of administering the Plan, including but not limited to Trustee’s fees, attorney fees, recordkeeping and customer service fees, audit fees, investment advice fees, vendor management, and expenses incurred by persons or entities to whom fiduciary duties have been delegated; provided, that, if Participating Employers do not pay such expenses, the Trust shall pay such expenses upon statements issued by the person incurring such expense.  If the Trust pays such expenses, the Trustee shall have the discretion to determine whether any expenses are to be paid with forfeitures or charged against 401(k) Accounts, Company Contribution Accounts, Retirement Income Accounts, Profit Sharing Accounts, After-Tax Accounts, Rollover Accounts, or any combination in such proportions as determined by the Trustee, or against any separate Fund created pursuant to Article 13.

Section 10.8  Service of Process.  In the absence of any designation to the contrary, in any legal proceeding, including arbitration, involving the Plan, the Secretary of 3M is designated as the appropriate and exclusive agent for receipt of service of process directed to the Plan.

Section 10.9  Indemnification.  To the extent permitted by law, the Participating Employers shall indemnify the Plan Administrator, members of the Committee, individual Trustees and others to whom 3M has delegated fiduciary duties pursuant to the provisions of this Article 10, who are either employees, officers or directors of 3M or its Affiliates, against any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the Plan which is not covered by insurance (without recourse) paid for by the Participating Employers, unless the same is determined to be due to gross negligence or intentional misconduct.

Section 10.10  Named Fiduciary of 3M Stock Fund.  The Committee shall be the named fiduciary with respect to the 3M Stock Fund.

ARTICLE 11

AMENDMENT TO, AND TERMINATION OF, PLAN

Section 11.1  Amendments.

(a)                                  Resolution.  3M, acting through either its Board of Directors or its authorized officers, reserves the right, at any time and from time to time, to modify or amend the Plan in full or in part, in any respect; provided however, that only the Board of Directors may approve an amendment that is projected to result in 3M’s annual cost of sponsoring this Plan to increase by more than $25,000,000.  Each amendment shall become effective as of any current, prior or later date specified in such amendment.

(b)                                 Collective Bargaining Agreement.  This Plan may also be amended with respect to specific groups of Employees by means of collective bargaining agreements entered into by Participating Employers and the collective bargaining units representing such Employees.  Each such amendment shall become effective as of any current, prior or later date specified in such collective bargaining agreement.

(c)                                  Provisions Applicable to All Amendments.  No amendment adopted pursuant to this Section 11.1 shall:

(1)                                  Substantially enlarge the duties and responsibilities of the Trustee without its written consent thereto;

(2)                                  Either directly or indirectly have the effect of giving any Participating Employer any interest in any part of the corpus or income of the Trust or cause any part of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries; and

(3)                                  Have any retroactive effect so as to deprive any Participant, or the Beneficiary of a deceased Participant, of any benefit already accrued or vested, except that any amendment may be made retroactively to the effective date of the Plan or to any other date, which is at any time required to bring the Plan into conformity with government regulations so as to maintain the tax-qualified status of the Plan and the tax-exempt status of the Trust.

Any amendment adopted under the provisions of this Section 11.1 shall be deemed a part of the Plan as if incorporated herein, and the Plan shall be deemed accordingly amended.  Unless a Participating Employer elects to withdraw from the Plan within 10 days of its notice, it shall be deemed to have agreed to, and accepted, the amendment.

A Participating Employer may withdraw from the Plan by adopting a resolution of its Board of Directors, stating the date of withdrawal, and serving a certified copy on 3M.  3M shall certify any withdrawal to the Trustee.  A withdrawal shall be treated as a termination with respect to that Participating Employer.

3M shall have the authority, by action of its Board of Directors or its authorized officers, to require any other Participating Employer to withdraw from the Plan.

Section 11.2  Termination of Plan.  The Participating Employers have established the Plan with the bona fide intention and expectation that the Plan will be permanent, but the Participating Employers are not, and shall not be, under any obligation or liability whatsoever to continue to maintain the Plan for any given length of time, and any Participating Employer may, in its sole and absolute discretion, terminate the Plan with respect to its Employees at any time without any liability whatsoever for such discontinuance or termination.

Section 11.3  Distributions.  Upon termination of the Plan or discontinuance of Participating Employers’ contributions for any reason whatsoever, all Accounts shall become nonforfeitable, and the Trustee shall distribute the assets of the Trust according to the provisions of Article 7; provided, however, that no distribution of any Participant’s 401(k) Accounts may occur pursuant to this Section 11.3 prior to the termination of the Plan without the existence or establishment of another defined contribution plan (other than an employee stock ownership plan) by a Participating Employer or Affiliate within the period ending 12 months after the distribution of all 401(k) Account assets.

Section 11.4  Partial Termination.  Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Trustee shall allocate and segregate for the benefit of Participants with respect to whom the Plan is being terminated, the proportionate interest of such persons in the Trust, as determined by the Trustee.  The Accounts of all such persons shall become nonforfeitable, and the Trustee shall distribute the segregated assets of the Trust to said persons according to the provisions of Article 7 as if it were a total termination of the Plan; provided, however, that no distribution of any Participant’s 401(k) Accounts may occur pursuant to this Section 11.4 prior to the termination of the Plan without the existence or establishment of another defined contribution plan (other than an employee stock ownership plan) by a Participating Employer or Affiliate within the period ending 12 months after the distribution of all 401(k) Account assets.

ARTICLE 12

MISCELLANEOUS

Section 12.1  No Guaranty of Employment.  The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract of employment between a Participating Employer and any Employee.  Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of a Participating Employer or to interfere with the right of a Participating Employer to discharge any Employee at any time, nor shall it be deemed to give any Participating Employer the right to require any Employee to remain in its employ, nor shall it interfere with the Employee’s right to terminate his or her employment at any time.

Section 12.2  Construction of Agreement.  The Plan shall be construed according to the laws of the State of Minnesota to the extent not preempted by Federal law; provided, however, that, if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan and the Trust being a qualified plan and trust within the meaning of section 401(a) of the Code.  If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

Section 12.3  Spendthrift Provision.  Except as (a) otherwise provided by applicable law in connection with marriage dissolution proceedings, or (b) permitted by applicable law (specifically section 206(d) of ERISA and section 401(a)(13) of the Code and the regulations issued thereunder) in connection with voluntary and revocable assignments, benefits payable hereunder and any interest of a Participant or Beneficiary in the Trust shall not be subject to assignment, transfer or anticipation or otherwise alienable, either by voluntary or involuntary act or by operation of law, nor subject to attachment, execution, garnishment, levy, sequestration or other seizure under any legal or equitable process.

Section 12.4  Headings.  Headings and sub-headings in the Plan are inserted for convenience of reference only, and are not to be considered in the interpretation or the construction of the provisions of the Plan.

Section 12.5  Limitation on Employer’s and Trustee’s Liability.  Neither the Trustee, 3M nor any Affiliate guarantees the benefits payable under the Plan and Trust Agreement, and payments which are specified to be made to Participants and Beneficiaries shall be made exclusively from the assets of the Trust.

Section 12.6  Merger and Spin-Off into Other Plans.  3M may cause all or a part of this Plan to be merged with all or a part of any other plan and may cause all or a part of the assets and liabilities to be transferred from this Plan to another plan.  In the event of any merger or consolidation of the Plan with any other plan, no assets or liabilities of the Plan shall be transferred to any other plan unless each person having an interest in the Trust would (if the Plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Section 12.7  Counterparts.  The Plan may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 12.8  Exclusive Benefit.  Except with respect to the payment of administrative expenses, in no event shall any part of the Trust assets be paid to, or become vested in, any Participating Employer, or be used for any purpose whatsoever other than for the exclusive benefit of Participants and their Beneficiaries, except that contributions to the Plan may be returned if the Plan does not qualify under section 401(a) of the Code, the contribution is made pursuant to a mistake of fact or the Participating Employer is not allowed a deduction under section 404 of the Code with respect to such contribution, and the contributions are returned within one year after the occurrence of such an event.

Section 12.9  USERRA — Qualified Military Service.  Notwithstanding any other provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service (within the meaning of section 414(u)(5) of the Code) of a Participant will be provided in accordance with section 414(u) of the Code, effective December 12, 1994.

ARTICLE 13

SEPARATE FUNDS

Section 13.1  In General.  Other provisions of the Plan and Trust provide that the entire Trust shall be held, administered and invested as a single fund.  In recognition of the fact that the existing and future Participants and Beneficiaries may have diverse economic situations which make it desirable to permit some degree of individual selection of different types of investments in the Trust, the Committee may establish from time to time separate Funds within the Trust, and consolidate such Funds from time to time, subject to the following provisions of this Article 13.  Nothing in this Plan shall be construed or interpreted to prevent the commingling and common investment of the assets of this Plan and Trust with the assets of similar qualified plans and trusts in a master trust.

Section 13.2  Establishment of Separate Funds.  The Committee may, at any time or from time to time, establish separate Funds by written resolution.  Any separate Fund shall at all times remain a part of the Trust and subject to all of the Trust provisions, and the total of such separate Funds existing at any time shall comprise the total Trust attributable to Accounts.

In establishing separate Funds, the Committee may authorize, but shall not require, each Participant or Beneficiary having an interest in the Trust to transfer assets allocated to his or her Accounts from one separate Fund to another and to allocate future contributions to any separate Fund, at such time or times and upon such terms, restrictions, rules and conditions as the Committee may determine; provided, however, that all such terms, restrictions, rules and conditions shall:

(a)                                  Be uniform, requiring persons in like circumstances to be treated in the same manner (however, the Committee rules may distinguish between types of Accounts);

(b)                                 Grant to all Participants and Beneficiaries for each type of Account the right to select the separate Fund or Funds in which the assets allocated to his or her Accounts are to be invested;

(c)                                  Specify the general nature or type of investments to be utilized for each separate Fund.

Investment changes by Participants among the separate Funds may be made at any time in accordance with rules established by the Committee.  Notwithstanding the preceding sentence, the Committee may, by uniform rules, liberalize or further restrict the frequency and timing of investment changes, but such rules shall permit at least one investment change in each calendar year and may impose a service fee for investment changes in excess of the number which the Committee determines may be made without any service fee.

Section 13.3  3M Stock Fund.  Notwithstanding the provisions of Sections 13.1 and 13.2, the Plan shall maintain one Fund (the “3M Stock Fund”) which shall be invested exclusively in 3M common stock; provided, that (i) the 3M Stock Fund may hold no more than five percent (5%) of its assets in cash or other short term cash equivalents to facilitate participant requests for withdrawals, distributions and investment transfers, and (ii) the 3M Stock Fund may also temporarily hold cash dividends that are to be distributed or reinvested in shares of 3M stock in accordance with Section 5.3.

Section 13.4  Valuation of Separate Funds and Accounts.  If any Participant or Beneficiary who has an interest in the Trust elects, or has elected, to have any part of his or her Accounts invested in more than one separate Fund, the value of his or her Accounts shall consist of the total of his or her proportionate interest in each separate Fund.

Each separate Fund shall be valued at the same times as the Trust is required to be valued, as provided in Article 5.

Section 13.5  Consolidation of Funds.  At such time or times as the Committee may determine, one or more separate Funds (other than the 3M Stock Fund) may be consolidated, using fair market values as of the date of consolidation, such consolidation to be governed by such uniform terms, restrictions, rules and conditions as the Committee may determine.  The consent of any individual Participant or Beneficiary shall not be required to permit a consolidation.

SCHEDULE A

PARTICIPATING EMPLOYERS

As of the Effective Date, the following Affiliates are Participating Employers in the 3M Savings Plan:

1.  3M Company

2.  3M Purification, Inc. (formerly CUNO Incorporated)

3.  Aearo Technologies LLC

4.  Quest Technologies Inc.

SA-1

SCHEDULE B

MERGED PLANS

Name of merged plan:  CUNO Incorporated Savings and Retirement Plan

Date of merger:  January 1, 2006

Conditions or provisions applicable to merged plan participants:  Participants ineligible to make contributions at the effective time of the merger due to having received a hardship withdrawal shall be ineligible to make contributions following the merger until the end of the blackout period imposed under the provision of the merged plan.

Name of merged plan:  1997 Restated Profit Sharing/401(k) Plan and Trust for Union Employees of Nylonge Corporation

Date of merger:  January 1, 2008

Condition or provisions applicable to merged plan participants:  Participants shall be fully vested in account balances in the merged plan and future contributions to the surviving plan.

Name of merged plan:  Beiersdorf North America 401(k) Plan for employees of Futuro business

Date of merger:  February 20, 2009

Conditions or provisions applicable to merged plan participants:  Participants ineligible to make contributions at the effective time of the merger due to having received a hardship withdrawal shall be ineligible to make contributions following the merger until the end of the blackout period imposed under the provisions of the merged plan.

Name of merged plan:  Aearo Company Employees’ 401(k) Savings Plan

Date of merger:  March 19, 2009

Conditions or provisions applicable to merged plan participants:  None

Name of merged plan:  Quest Technologies, Inc Retirement Savings Plan for employees represented by International Association of Machinists & Aerospace Workers District #10 AFL-CIO

Date of merger:  June 12, 2009

Conditions or provisions applicable to merged plan participants:  All assets merged except those invested in the U.S. Property Sep Acct-R6 due to contractual limitation delaying payment withdrawal requests.

SB-1

SCHEDULE C

PARTICIPATING EMPLOYER SCHEDULES

Location/Union Name	Local	Union Code	Contract Dates		Savings Plan Effective Date	Required Matching Percentage	Company Match Effective Date	Required Retirement Income Percentage	Profit Sharing* Formula I effective date and specifics	Profit Sharing* Formula II effective date and specifics
			Effective	End
CORONA (OP ENG AFL-CIO)		U02	2/16/2008	2/2/2013	Jun-89
Hired before 1/1/2009						35%	Apr-03	n/a	Effective with 2nd Q1998 profits	n/a
Hired/rehired 1/1/2009 or later						50%	Jan-09	n/a	None	n/a

COTTAGE GROVE		U03	10/30/06	08/19/13	Oct-88	35%	Jan-98	n/a	n/a	Effective with 1st Q 2007 max 10 cents
USW AFL-CIO	11-00418							n/a	n/a	Effective with 1st Q 2011 max 15 cents

ST. PAUL/COTTAGE GROVE	70	U04	09/01/08	09/02/13	Nov-88
Int'l Union of Operating Engineers
Hired before 1/1/2009						40%	Jan-09	n/a	None effective 1/1/2009	n/a
Hired/rehired 1/1/2009 or later						60%	Jan-09	2% effective 1/1/2009	n/a	n/a

FAIRMONT (PACE)	7-505	U05	10/31/09	10/31/12	Sep-89
Hired/rehired before 1/1/2010						40%	Jan-10	n/a	None effective 1/1/2010	n/a
Hired/rehired 1/1/2010 or later						60%	Jan-10	2% effective 1/1/10	n/a

GUIN		U06	07/26/04	10/25/10	Jan-90	35%	Sep-04	n/a	n/a	Effective for profits earned in 4th Q2004 allocated in Feb 2005
PACE	3-675

HARTFORD CITY	6-0186	U07	07/31/06	04/01/13	Apr-90	35%	May-01	n/a	n/a	Effective for profits earned in 1st Q2007
USW

ST. PAUL	7-75	U09	01/15/07	08/19/13	Oct-88	35%	Jan-98	n/a	n/a	Effective 2nd Q2007 with 12 cent max until 1st Q2011 max increases to 15 cents
USW AFL-CIO

TONAWANDA	13833	U10	12/13/05	12/31/10	Feb-91	35%	Jan-01	n/a	n/a	Effective for proifts earned in 1st Q2006
USW

WAUSAU	2-0666	U11	10/1/2006	10/1/2012	Nov-89	35%	Nov-98	n/a	n/a	Effective for profits earned in 1st Q2007
USW

SC-1

Location/Union Name	Local	Union Code	Contract Dates		Savings Plan Effective Date	Required Matching Percentage	Company Match Effective Date	Required Retirement Income Percentage	Profit Sharing* Formula I effective date and specifics	Profit Sharing* Formula II effective date and specifics
			Effective	End
WAUSAU (Teamsters)	662	U12	9/23/2008	9/26/2013	Dec-89
Hired/rehired before 1/1/2009						40%	Jan-09	n/a	Effective November 1, 1995	n/a
Hired/rehired 1/1/2009 or later						60%	Jan-09	2% effective 1/1/2009	No Profit Sharing	n/a

3M Purification, Inc. (formerly CUNO Inc.)	1-753	U13	11/1/2006	10/31/2011	Jan-06	50%	Jan-07	n/a	No Profit Sharing	n/a
PACE International

ELYRIA	1406T	U14	1/1/2008	11/26/2010	Jan-08	50%	Jan-10	n/a	Effective for profits earned in 1st Q2008	n/a
Unite Here

TILTON	4-00574	U15	7/1/2007	7/1/2012	May-07	50%	Jul-07	n/a	Effective with profits earned in 2nd Q2007	n/a
USW AFL-CIO

3M ATLANTA	2490	U16	1/14/2008	1/14/2011	Nov-07	50%	Feb-08	n/a	n/a	Effective with profits earned Feb. 1, 2008 Max allocation is 12 cents
Unite Here

3M PLYMOUTH (IEU/CWA.AFL-CIO)	809	U17	11/17/2008	6/27/2011	Jan-09
Employees with benefits effective 1/1/2009						100%	Jan-09	3% effective 1/1/2009	No Profit Sharing	n/a

3M PLYMOUTH (IEU/CWA. AFL-CIO)	809	U19	11/17/2008	6/27/2011	Jan-09
Employees hired/rehired after 1/1/2009						60%	Jan-09	2% effective 1/2/2009	No Profit Sharing	n/a

QUEST TECHNOLOGIES, Inc	District #10	U18	7/1/2008	7/1/2011	Jul-08
Int'l Assoc. of Machinists and Aerospace Workers AFL-CIO
Employees hired/rehired before 1/1/2009						50%	Jan-09	n/a	No Profit Sharing	n/a
Employee hired/rehired 1/1/2009 or later						60%	Jan-09	2% effective 1/1/2009	No Profit Sharing	n/a

MARIEMONT (USW)		U20	2/26/2009	12/31/2011	12/16/2008
Employees hired/rehired before 1/2009						50%	Jan-09	n/a	No Profit Sharing	n/a
Employees hired/rehired 1/1/2009 or later						60%	Jan-09	2% effective 1/1/2009	No Profit Sharing	n/a

NOTE* The amount of Profit Sharing, if any is determined by comparing 3M’s worldwide net income excluding nonrecurring special items during the most recent quarter to the same quarter of the previous year.

The amount of the contribution depends on the increase in net income.  Each collective bargaining unit may negotiate a specific maximum profit sharing contribution as noted.

Profit Sharing* Formula I (0.5 cent for each 1% increase in the first 10% increase in profits and 1 cent for profit increase between 10% and 15% for a contribution maximum of 10 cents)
Profit Sharing* Formula II (0.6 cent for each 1% increase in the first 10% increase inprofits and 1.2 cents for profit increase between 10% and 15% for a contribution maximum of 15 cents)

SC-2

APPENDIX A

LIMITATION ON ANNUAL ADDITIONS

SECTION 1

INTRODUCTION

Terms defined in the Plan shall have the same meanings when used in this Appendix.  In addition, when used in this Appendix, the following terms shall have the following meanings:

1.1.              Annual Addition.  Annual Addition means, with respect to any Participant for a Limitation Year, the sum of:

(i)                                     all employer contributions (including employer contributions of the Participant’s earnings reductions under section 401(k), section 403(b) and section 408(k) of the Code) allocable as of a date during such Limitation Year to the Participant under all Defined Contribution Plans;

(ii)                                  all forfeitures allocable as of a date during such Limitation Year to the Participant under all Defined Contribution Plans; and

(iii)                               all Participant contributions made as of a date during such Limitation Year to all Defined Contribution Plans.

Notwithstanding the foregoing, if an employer contribution is made later than thirty (30) days after the due date, including extensions, of the employer’s federal income tax return for the taxable year that includes the last day of the Limitation Year, the employer contribution shall be considered an Annual Addition for the Limitation Year in which the contribution is made.  However, if the employer contribution is made to correct a nondiscrimination violation (e.g., section 401(a)(26) or section 410(b) of the Code) that date is extended until the fifteenth (15th) day of the tenth (10th) month following the end of the Limitation Year.  A contribution made to restore an erroneous forfeiture in a prior Limitation Year or on behalf of a participant who was erroneously omitted from a prior Limitation Year’s allocation shall be considered an Annual Addition for the Limitation Year to which it relates.

1.1.1.                   Specific Inclusions.  With regard to a plan which contains a qualified cash or deferred arrangement or matching contributions or employee contributions, Excess Contributions as defined in Appendix C and Excess Aggregate Contributions as defined in Appendix C (whether or not distributed during or after the Limitation Year) shall be considered

Annual Additions in the year contributed.  Excess deferrals that are not distributed in accordance with the regulations under section 402(g) of the Code are Annual Additions.

1.1.2.                   Specific Exclusions.  The Annual Addition shall not, however, include any portion of a Participant’s rollover contributions or any additions to accounts attributable to a plan merger or a transfer of plan assets or liabilities or any other amounts excludable under law.  Excess deferrals that are distributed in accordance with the regulations under section 402(g) of the Code are not Annual Additions.  The Annual Addition shall not include (i) any payments made to restore losses to a plan resulting from action that creates a reasonable risk of liability for breach of fiduciary duty under Title I of ERISA, (ii) any “catch-up” contributions made pursuant to section 414(v) of the Code, (iii) any contribution made by an employer or an employee resulting from qualified military service as provided in section 414(u) of the Code, (iv) any previously forfeited amounts restored to an account in accordance with the plan terms, and (v) any repayments of loans.

1.1.3.                   ESOP Rules.  In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code, Annual Additions shall not include any dividends or gains on sale of employer securities held by the employee stock ownership plan (regardless of whether such dividends or gains are (i) on securities which are allocated to Participants’ accounts or (ii) on securities which are not allocated to Participants’ accounts which, in the case of dividends used to pay principal on an employee stock ownership plan loan, result in employer securities being allocated to Participants’ accounts or, in the case of a sale, result in sale proceeds being allocated to Participants’ accounts).  In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code under which no more than one-third (1/3rd) of the employer contributions for a Limitation Year which are deductible under section 404(a)(9) of the Code are allocated to highly compensated employees (as defined in section 414(q) of the Code), Annual Additions shall not include forfeitures of employer securities under the employee stock ownership plan if such securities were acquired with the proceeds of an exempt loan or, if the Participating Employer is not an S corporation as defined in section 1361(a)(1) of the Code, employer contributions to the employee stock ownership plan which are deductible by the employer under section 404(a)(9)(B) of the Code and charged against the Participant’s account (i.e., interest payments).

1.2.              Controlled Group Member.  Controlled Group Member means the Participating Employer and each member of a controlled group of corporations (as defined in section 414(b) of the Code and as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code and as modified by section 415(h) of the Code), affiliated service groups (as defined in section 414(m) of the Code) of which the Participating Employer is a part and other organizations required to be aggregated for this purpose under section 414(o) of the Code.

1.3.              Defined Contribution Plans.  Defined Contribution Plan shall have the meaning assigned to that term by section 415(k)(1) of the Code.  Whenever reference is made to Defined

Contribution Plans in this Appendix, it shall include all such plans maintained by the Participating Employer and all Controlled Group Members.

1.4.              Individual Medical Account.  Individual Medical Account means an account, as defined in section 415(1)(2) of the Code, maintained by the Participating Employer or a Controlled Group Member.

1.5.              Limitation Year.  Limitation Year means the Plan Year.

1.6.              Maximum Permissible Addition.

1.6.1.                   General Rule.  Maximum Permissible Addition for each Participant (a term that is relevant only with respect to Defined Contribution Plans) means, for any one (1) Limitation Year, the lesser of:

(i)                                     Forty Nine Thousand Dollars ($49,000) (for the Limitation Year beginning in 2009, and as adjusted for subsequent Limitation Years for increases in the cost of living by the Secretary of the Treasury pursuant to section 415(d) of the Code), or

(ii)                                  one hundred percent (100%) of the Participant’s § 415 Compensation for such Limitation Year.

However, the dollar limit in (i) shall be prorated if the Defined Contribution Plans are terminated before the end of the Limitation Year.

1.6.2.                   Medical Benefits.  The dollar limitation in Section 1.6.1(i), but not the amount determined in Section 1.6.1(ii), shall be reduced by the amount of employer contributions which are allocated to a separate account established for the purpose of providing medical benefits or life insurance benefits with respect to a Key Employee (as defined in Appendix B) under a Welfare Benefit Fund or an Individual Medical Account.

1.7.              Section 415 Compensation.

1.7.1.                   Limitation Years Beginning On or After January 1, 2002 and Prior to January 1, 2008.  Effective for Limitation Years beginning on or after January 1, 2002 and prior to January 1, 2008, Section 415 Compensation (sometimes, “§ 415 Compensation”) shall mean the aggregate amount reportable by all Participating Employers and Affiliates for federal income tax purposes (in Box 1 of Form W-2) as wages paid or made available to the Participant for that Limitation Year.  Without regard to whether it is or is not includible in gross income, subject to other limitations and rules of this Section, (i) § 415 Compensation shall include foreign earned income as defined in section 911(b) of the Code whether or not excludable from gross income under section 911 of the Code, and (ii) § 415 Compensation shall be determined without regard to the exclusions from gross income in section 931 and section 933 of the Code.  Section 415

Compensation shall be determined on a cash basis.  Section 415 Compensation shall also include any elective deferral as defined in section 402(g)(3) of the Code and any amount which is contributed or deferred by a Participating Employer at the election of the employee and which is not includible in the gross income of the Participant by reason of section 125, section 132(f)(4) or section 457 of the Code.  Section 415 Compensation for a Limitation Year shall not exceed the applicable dollar limit under section 401(a)(17) of the Code for that Limitation Year.

1.7.2.                   Limitation Years Beginning On or After January 1, 2008.  Effective for Limitation Years beginning on or after January 1, 2008, § 415 Compensation shall mean, with respect to any Limitation Year, the amount determined as follows.

(a)                                                                      General Definition.  Subject to the following rules, § 415 Compensation shall mean the aggregate amount reportable by all Participating Employers and Affiliates for federal income tax purposes (in Box 1 of Form W-2) as wages paid or made available to the Participant for that Limitation Year.  § 415 Compensation shall be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code).

(b)                                                                     Foreign Source Income.  Amounts paid as compensation for services do not fail to be treated as compensation merely because those amounts are not includible in gross income on account of the location of the services or merely because those amounts are paid by an employer with respect to which all compensation paid by such employer is excluded from gross income.  Thus, for example, the determination of whether an amount is § 415 Compensation shall be made without regard to the exclusions from gross income under sections 872, 893, 894, 911, 931 and 933 of the Code.

(c)                                                                      Cash Basis.  Section 415 Compensation shall be included in the Limitation Year in which paid or made available (or would have been paid but for an election under section 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i) or 457(b) of the Code).

(d)                                                                     Comp Cap.  Section 415 Compensation for a Limitation Year shall not exceed the applicable dollar limit under section 401(a)(17) of the Code for that Limitation Year (e.g., $245,000 for 2009).

(e)                                                                      Add-Backs.  Section 415 Compensation shall also include any elective deferral as defined in section 402(g)(3) of the Code and any amount which would have been received and includible in gross income but for an election under section 125(a), section 132(f)(4), section 402(e)(3), section 402(h)(1)(B), section 402(k) or section 457 of the Code.

(f)                                                                        Constructively Received Income.  Amounts includible in federal taxable income under section 409A of the Code or section 457(f)(1)(A) of the Code and other amounts constructively received in income are § 415 Compensation at the time that they are so included in income.  Section 415 Compensation shall also include amounts includible in gross income upon making the election described in section 83(b) of the Code.

(g)                                                                     Post-Separation Pay.  Notwithstanding the foregoing, § 415 Compensation shall not include any amounts received after a Participant’s severance from employment except as follows.

(i)                                     Regular Pay.  Regular pay (e.g., regular base pay, overtime, shift differential pay, commissions, annual incentive, bonuses and other similar compensation) shall be included if (A) it is paid not later than the end of the Limitation Year that includes the Participant’s severance from employment date or, if later, two and one-half (2-1/2) months after the Participant’s severance from employment date, and (B) it would have been paid if there had been no severance from employment.

(ii)                                  Unused Leave.  Payments of unused accrued bona fide paid time off, sick leave, vacation or other leave shall be included if it is paid not later than the end of the Limitation Year that includes the Participant’s severance from employment date or, if later, two and one-half (2-1/2) months after the Participant’s severance from employment.

(iii)                               NQDC.  Payments of nonqualified unfunded deferred compensation shall be included if (A) it is received not later than the end of the Limitation Year that includes the Participant’s severance from employment date or, if later, two and one-half (2-1/2) months after the Participant’s severance from employment date, and (B) it would have been paid if there had been no severance from employment.

(iv)                              Military and Disability Pay.  Payments of compensation paid to Participants performing qualified military service (e.g., “differential pay”) and to Participants who are totally and permanently disabled shall be included if the payments do not exceed the amounts the Participant would have received if employment had continued.

1.8.              Welfare Benefit Fund.  Welfare Benefit Fund means a fund as defined in section 419(e) of the Code which provides post-retirement medical benefits allocated to separate accounts for key employees as defined in section 419A(d)(3).

SECTION 2

DEFINED CONTRIBUTION LIMITATION

Notwithstanding anything to the contrary contained in the Plan, there shall not be allocated to the account of any Participant under a Defined Contribution Plan for any Limitation Year an amount which would cause the Annual Addition for such Participant to exceed the Maximum Permissible Addition.

SECTION 3

REMEDIAL ACTION

This Section 3 of Appendix A applies for Limitation Years beginning on or after January 1, 2002 and prior to January 1, 2008.

3.1.              Abatement.  If a Participant’s Annual Additions for any Limitation Year ending on or before December 31, 2007, would exceed the Maximum Permissible Addition due to the allocation of forfeitures, a reasonable error in estimating a Participant’s annual compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code or under other limited facts and circumstances that the Commissioner finds justify the availability of the rules in Treas. Regulation § 1.415-6(b)(6), to the extent necessary to eliminate the excess the following shall occur in the following sequence as described in Section 3.2, Section 3.3 and Section 3.4.

3.2.              Employee After-Tax Contributions and Elective Deferrals.  The Defined Contribution Plan shall:

(i)                                     return any unmatched employee contributions made by the Participant for the Limitation Year to the Participant (adjusted for their proportionate share of gains but not losses while held in the Defined Contribution Plan), and

(ii)                                  distribute unmatched elective deferrals (within the meaning of section 402(g)(3) of the Code) made for the Limitation Year to the

Participant (adjusted for their proportionate share of gains but not losses while held in the Defined Contribution Plan), and

(iii)                               return any matched employee contributions made by the Participant for the Limitation Year to the Participant (adjusted for their proportionate share of gains but not losses while held in the Defined Contribution Plan), and

(iv)                              distribute matched elective deferrals (within the meaning of section 402(g)(3) of the Code) made for the Limitation Year to the Participant (adjusted for their proportionate share of gains but not losses while held in the Defined Contribution Plan).

To the extent matched employee contributions are returned or any matched elective deferrals are distributed, any matching contribution made with respect thereto shall be forfeited and reallocated to Participants as provided in the Defined Contribution Plan.

3.3.              Employer Contributions.  If, after taking all the actions contemplated by Section 3.2, an excess still exists, the Defined Contribution Plan shall dispose of the excess as follows.

(a)                                                                      Covered.  If that Participant is covered by the Defined Contribution Plan at the end of the Limitation Year, the Participating Employer shall cause such excess to be used to reduce employer contributions for the next Limitation Year (“second Limitation Year”) and succeeding Limitation Years, as necessary, for that Participant.

(b)                                                                     Not Covered.  If the Participant is not covered by the Defined Contribution Plan at the end of the Limitation Year, however, then the excess amounts must be held unallocated in an “excess account” for the second Limitation Year (or succeeding Limitation Years) and allocated and reallocated in the second Limitation Year (or succeeding Limitation Year) to all the remaining Participants in the Defined Contribution Plan as if an employer contribution for the second Limitation Year (or succeeding Limitation Year).  However, if the allocation or reallocation of the excess amounts pursuant to the provisions of the Defined Contribution Plan causes the limitations of this Appendix to be exceeded with respect to each Participant for the second Limitation Year (or succeeding Limitation Years), then these amounts must be held unallocated in an excess account.  If an excess account is in existence at any time during the second Limitation Year (or any succeeding Limitation Year), all amounts in the excess account must be allocated and reallocated to Participants’ accounts (subject to the limitations of this Appendix) as if they were additional employer contributions before any employer contribution and any Participant contributions which would constitute Annual Additions may be made to the Defined Contribution Plan for that Limitation Year.  Furthermore, the excess amounts must be used to reduce employer contributions for the second Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants.

(c)                                                                      No Distributions.  Excess amounts (that are not reallocated as provided above) may not be distributed from the Defined Contribution Plan to Participants or former Participants.

If an excess account is in existence at any time during a Limitation Year, the gains and losses and other income attributable to the excess account shall be allocated to such excess account.  To the extent that investment gains or other income or investment losses are allocated to the excess account, the entire amount allocated to Participants from the excess account, including any such gains or other income or less any losses, shall be considered as an Annual Addition.  If the Defined Contribution Plan should be terminated prior to the date any such temporarily held, unallocated excess would otherwise be allocated to the Accounts of Participants, such excess shall be allocated as of the date of termination and, if any portion of such excess cannot be allocated as of the date of termination by reason of the limitations of this Appendix, such remaining excess shall be returned to the Participating Employer.

3.4.              Sequence of Plans.  Each step of remedial action under Section 3.2 and Section 3.3 as may be necessary to correct an excess allocation shall be made in all Defined Contribution Plans before the next step of remedial action is made.  Each such step shall be made in the Defined Contribution Plans in the following sequence:

(i)                                     all profit sharing and stock bonus plans containing cash or deferred arrangements,

(ii)                                  all money purchase pension plans other than money purchase pension plans that are part of employee stock ownership plans,

(iii)                               all profit sharing and stock bonus plans other than profit sharing and stock bonus plans containing cash or deferred arrangements and employee stock ownership plans,

(iv)                              all employee stock ownership plans.

If an excess allocation occurs in two (2) or more plans in the same category, correction of the excess allocation shall be made in chronological order as determined by the effective date of each plan (using the original effective date of the plan) beginning with the most recently established plan.

SECTION 4

SUSPENSION OF ANNUAL ADDITIONS

This Section 4 of Appendix A is effective for any Limitation Year beginning on or after January 1, 2008.

4.1.              Temporary Suspension.  If as of any date during a Limitation Year it is determined that a Participant’s Annual Additions that would be made then under other provisions of this Plan would exceed the Maximum Permissible Addition as of that date, the contributions and allocations to that Participant’s accounts shall be made only to the extent that they can be made without causing any such excess to occur.  Therefore, the contributions and allocations to be made as of that date shall be made in the following sequence to the extent permitted.

(a)                                                                      Employer Contributions — Not Matching.

(i)                                     Employer contributions to defined contribution pension plans (e.g., money purchase pension plans including target benefit pension plans).

(ii)                                  Employer fixed (non-discretionary, non-matching) contributions to defined contribution profit sharing plans and stock bonus plans.

(iii)                               Employer discretionary (non-matching) contributions to defined contribution profit sharing plans and stock bonus plans.

(b)                                                                     Employee Matched and Employer Matching Contributions.

(i)                                     Employee non-Roth matched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.

(ii)                                  Employee Roth matched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.

(iii)                               Employee matched after-tax contributions to defined contribution profit sharing plans and stock bonus plans.

(iv)                              Employer non-discretionary fixed matching contributions to defined contribution profit sharing and plans and stock bonus plans.

(v)                                 Employer discretionary matching contributions to defined contribution profit sharing plans and stock bonus plans.

(c)                                                                      Employee Contributions — Not Matched.

(i)                                     Employee non-Roth unmatched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.

(ii)                                  Employee Roth unmatched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.

(iii)                               Employee unmatched after-tax contributions to defined contribution profit sharing plans and stock bonus plans.

(d)                                                                     Other.

(i)                                     All other contributions and allocations (but excluding forfeitures to be reallocated).

(ii)                                  Forfeitures to be reallocated.

4.2.              Tie Breaker.  If an contribution or allocation that would be in two (2) or more plans in the same priority cannot be made because of the foregoing rules, the contribution or allocation shall be made among the plans in chronological order as determined by the effective date of each plan (using the original effective date of the plan) beginning with the plan that was first established.

APPENDIX B

CONTINGENT TOP HEAVY PLAN RULES

Incorporating amendments of Code §416 enacted by §613 of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA; P.L. 107-16; June 4, 2001) effective for years beginning after December 31, 2001.

Notwithstanding any of the foregoing provisions of the Plan, if, after applying the special definitions set forth in Section 1 of this Appendix, this Plan is determined to be a Top Heavy Plan, then the special rules set forth in Section 2 of this Appendix shall apply.  For so long as this Plan is not determined to be a Top Heavy Plan, the special rules in Section 2 of this Appendix shall be inapplicable to this Plan.

SECTION 1

SPECIAL DEFINITIONS

Terms defined in the Plan shall have the same meanings when used in this Appendix.  In addition, when used in this Appendix, the following terms shall have the following meanings:

1.1.          Aggregated Employers.  Aggregated Employers means 3M and each other corporation, partnership or proprietorship which is a “predecessor” to the Participating Employer, or is under “common control” with the Participating Employer, or is a member of an “affiliated service group” that includes 3M, as those terms are defined in section 414(b), (c), (m) or (o) of the Code.

1.2.          Aggregation Group.  Aggregation Group means a grouping of this Plan and:

(a)                                  if any Participant in the Plan is a Key Employee, each other qualified pension, profit sharing or stock bonus plan of the Aggregated Employers in which a Key Employee is a Participant (and for this purpose, a Key Employee shall be considered a Participant only during periods when he is actually accruing benefits and not during periods when he has preserved accrued benefits attributable to periods of participation when he was not a Key Employee), and

(b)                                 each other qualified pension, profit sharing or stock bonus plan of the Aggregated Employers which is required to be taken into account for this Plan or any plan described in paragraph (a) above to satisfy the qualification requirements under section 410 or section 401(a)(4) of the Code, and

(c)                                  each other qualified pension, profit sharing or stock bonus plan of the Aggregated Employers which is not included in paragraph (a) or (b) above, but which 3M elects to include in the Aggregation Group and which, when included, would not cause the Aggregation Group to fail to satisfy the qualification requirements under section 410 or section 401(a)(4) of the Code.

1.3.          Section 416 Compensation.  Unless the context clearly requires otherwise, Section 416 Compensation (sometimes, “§ 416 Compensation” means the wages, tips and other compensation paid to the Participant by a Participating Employer and reportable in the box designated “wages, tips, other compensation” on Treasury Form W-2 (or any comparable successor box or form) for the applicable period but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code).  Section 416 Compensation for this purpose shall include elective contributions made by a Participating Employer on behalf of the Participant that are not includible in gross income under sections 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code including elective contributions authorized by the Participant under a cafeteria plan or any qualified cash or deferred arrangement under section 401(k) of the Code.  For the purposes of this Appendix (excluding Section 1.6 of this Appendix), § 416 Compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Code (which is Two Hundred Thousand Dollars ($200,000) for the Plan Year ending December 31, 2002, as adjusted under the Code for cost-of-living increases).  The adjusted annual compensation limit under section 401(a)(17) of the Code for the Plan Year beginning January 1, 2009, is Two Hundred Forty Five Thousand Dollars ($245,000).

1.4.          Determination Date.  Determination Date means, for the first (1st) plan year of a plan, the last day of such first (1st) plan year, and for each subsequent plan year, the last day of the immediately preceding plan year.

1.5.          Five Percent Owner.  Five Percent Owner means for each Aggregated Employer that is a corporation, any person who owns (or is considered to own within the meaning of the Shareholder Attribution Rules) more than five percent (5%) of the value of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of the corporation, and, for each Aggregated Employer that is not a corporation, any person who owns more than five percent (5%) of the capital interest or the profits interest in such Aggregated Employer.  For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

1.6.          Key Employee.  Key Employee means each Participant (whether or not then an employee) who at any time during the Plan Year that includes the Determination Date is:

(a)                                  an officer of any Aggregated Employer (excluding persons who have the title of an officer but not the authority and including persons who have the authority of an officer but not the title) having § 416 Compensation from all Aggregated Employers for such Plan Year in excess of One Hundred Thirty Thousand Dollars ($130,000) for such Plan Year (adjusted as provided in section 416(i)(1)(A) of the Code), or

(b)                                 a Five Percent Owner, or

(c)                                  a One Percent Owner having § 416 Compensation from the Aggregated Employers of more than One Hundred Fifty Thousand Dollars ($150,000);

provided, however, that no more than fifty (50) employees (or, if lesser, the greater of three of all the Aggregated Employers’ employees or ten percent of all the Aggregated Employers’ employees) shall be treated as officers.  For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.  For the purpose of determining § 416 Compensation, all compensation received from all Aggregated Employers shall be taken into account.  The term “Key Employee” shall include the beneficiaries of a deceased Key Employee.

1.7.          One Percent Owner.  One Percent Owner means, for each Aggregated Employer that is a corporation, any person who owns (or is considered to own within the meaning of the Shareholder Attribution Rules) more than one percent (1%) of the value of the outstanding stock of the corporation or stock possessing more than one percent (1%) of the total combined voting power of the corporation, and, for each Aggregated Employer that is not a corporation, any person who owns more than one percent (1%) of the capital or the profits interest in such Aggregated Employer.  For the purpose of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

1.8.          Shareholder Attribution Rules.  Shareholder Attribution Rules means the rules of section 318 of the Code, (except that subparagraph (C) of section 318(a)(2) of the Code shall be applied by substituting “5 percent” for “50 percent”) or, if the Participating Employer is not a corporation, the rules determining ownership in such Participating Employer which shall be set forth in regulations prescribed by the Secretary of the Treasury.

1.9.          Top Heavy Aggregation Group.  Top Heavy Aggregation Group means any Aggregation Group for which, as of the Determination Date, the sum of:

(i)                                     the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such Aggregation Group, and

(ii)                                  the aggregate of the accounts of Key Employees under all defined contribution plans included in such Aggregation Group,

exceed sixty percent (60%) of a similar sum determined for all employees.  In applying the foregoing, the following rules shall be observed:

(a)                                  For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of severance from employment, death or disability during the one (1) year period ending on the Determination Date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the Determination Date.

(b)                                 Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a Top Heavy Plan (or whether any Aggregation Group which includes such plan is a Top Heavy Aggregation Group).  Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a Top Heavy Plan (or whether any Aggregation Group which includes such plan is a Top Heavy Aggregation Group).

(c)                                  If any individual is not a Key Employee with respect to a plan for any Plan Year, but such individual was a Key Employee with respect to a plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(d)                                 The determination of whether a plan is a Top Heavy Plan shall be made once for each Plan Year of the plan as of the Determination Date for that Plan Year.

(e)                                  In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the Determination Date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan.  The accrued benefit of any employee (other than a Key Employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.  In determining this present value, the mortality and interest assumptions shall be those which would be used under the 3M Employee Retirement Income Plan in determining the actuarial equivalent present value of an accrued benefit under such plan.  The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(f)                                    In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the Determination Date shall be used.  In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account.  In the first year of the plan, contributions made or to be made as of the Determination Date shall be included even if such contributions are not required.

(g)                                 If any individual has not performed any services for any employer maintaining the plan at any time during the one (1) year period ending on the Determination Date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(h)                                 For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the Determination Date for the Plan Year in question and would, but for the fact that it terminated, be part of the Aggregation Group for such Plan Year.

1.10.        Top Heavy Plan.  Top Heavy Plan means a qualified plan under which (as of the Determination Date):

(i)                                     if the plan is a defined benefit plan, the present value of the cumulative accrued benefits for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits for all employees, and

(ii)                                  if the plan is a defined contribution plan, the aggregate of the accounts of Key Employees exceeds sixty percent (60%) of the aggregate of all of the accounts of all employees.

In applying the foregoing, the following rules shall be observed:

(a)                                  Each plan of a Participating Employer required to be included in an Aggregation Group shall be a Top Heavy Plan if such Aggregation Group is a Top Heavy Aggregation Group.

(b)                                 For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of severance from employment, death or disability during the one (1) year period ending on the Determination Date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the Determination Date.

(c)                                  Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a Top Heavy Plan (or whether any Aggregation Group which includes such plan is a Top Heavy Aggregation Group).  Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a Top Heavy Plan (or whether any Aggregation Group which includes such plan is a Top Heavy Aggregation Group).

(d)                                 If any individual is not a Key Employee with respect to a plan for any Plan Year, but such individual was a Key Employee with respect to the plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.

(e)                                  The determination of whether a plan is a Top Heavy Plan shall be made once for each Plan Year of the plan as of the Determination Date for that Plan Year.

(f)                                    In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the Determination Date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan.  The accrued benefit of any employee (other than a Key Employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.  In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date.  The accrued benefit to be valued shall be the benefit expressed as a single life annuity.

(g)                                 In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the Determination Date shall be used.  In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account.  In the first year of the plan, contributions made or to be made as of the Determination Date shall be included even if such contributions are not required.

(h)                                 If any individual has not performed any services for any employer maintaining the plan at any time during the one (1) year period ending on the Determination Date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.

(i)                                     For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the Determination Date for the Plan Year in question and would, but for the fact that it terminated, be part of the Aggregation Group for such Plan Year.

(j)                                     A plan shall not be a Top Heavy Plan if it consists solely of (i) a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code, and (ii) matching contributions with respect to which the requirements of section 401(m)(11) are met.  If, but for the preceding sentence, a plan would be treated as a Top Heavy Plan because it is a member of an Aggregation Group which is a top heavy group, contributions under the Plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 2.3.

SECTION 2

CONTINGENT PROVISIONS

2.1.          When Applicable.  If this Plan is determined to be a Top Heavy Plan for any Plan Year, the following provisions shall apply for that Plan Year (and, to the extent hereinafter specified, for subsequent Plan Years), notwithstanding any provisions to the contrary in the Plan.

2.2.          Vesting Requirement.

2.2.1.       General Rule.  During any Plan Year that the Plan is determined to be a Top Heavy Plan, then all accounts of all Participants in the Plan shall be vested and nonforfeitable in accordance with the following schedule if, and to the extent, that it is more favorable than other provisions of the Plan:

If the Participant Has Completed the Following Years of Vesting Service:	His Vested Percentage Shall Be:

Less than 2 years	0%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%

2.2.2.       Subsequent Year.  In each subsequent Plan Year that the Plan is determined not to be a Top Heavy Plan, the other nonforfeitability provisions of the Plan (and not this section) shall apply in determining the vested and nonforfeitable rights of Participants who do not have five (5) or more years of Vesting Service (three or more years of Vesting Service for Participants who have one or more Hours of Service in any Plan Year beginning after December 31, 1988) as of the beginning of such subsequent Plan Year; provided, however, that they shall not be applied in a manner which would reduce the vested and nonforfeitable percentage of any Participant.

2.3.          Defined Contribution Plan Minimum Benefit Requirement.

2.3.1.       General Rule.  If this Plan is a defined contribution plan, then for any Plan Year that this Plan is determined to be a Top Heavy Plan, the Participating Employer shall make a contribution for allocation to the account of each employee who is a Participant for that Plan Year and who is not a Key Employee in an amount (when combined with other Participating Employer contributions and forfeited accounts allocated to his account, including matching contributions as defined in section 401(m)(4)(A) of the Code) which is at least equal to three percent (3%) of such Participant’s § 416 Compensation.  (This minimum contribution amount shall be further reduced by all other Participating Employer contributions to this Plan or any other defined contribution plans.)  This contribution shall be made for each Participant who has not separated from service with the Participating Employer at the end of the Plan Year (including for this purpose any Participant who is then on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Participating Employer).

2.3.2.       Special Rule.  Subject to the following rules, the percentage referred to in Section 2.3.1 of this Appendix shall not exceed the percentage at which contributions are made (or required to be made) under this Plan for the Plan Year for that Key Employee for whom that percentage is the highest for the Plan Year.

(a)                                  The percentage referred to above shall be determined by dividing the Participating Employer contributions for such Key Employee for such Plan Year by his § 416 Compensation for such Plan Year.

(b)                                 For the purposes of this Section 2.3, all defined contribution plans required to be included in an Aggregation Group shall be treated as one (1) plan.

(c)                                  The exception contained in this Section 2.3.2 shall not apply to (be available to) this Plan if this Plan is required to be included in an Aggregation Group if including this Plan in an Aggregation Group enables a defined benefit plan to satisfy the qualification requirements of section 410 or section 401(a)(4) of the Code.

2.4.          Priorities Among Plans.  In applying the minimum benefit provisions of this Appendix in any Plan Year that this Plan is determined to be a Top Heavy Plan, the following rules shall apply:

(a)                                  If an employee participates only in this Plan, the employee shall receive the minimum benefit applicable to this Plan.

(b)                                 If an employee participates in both a defined benefit plan and a defined contribution plan and only one (1) of such plans is a Top Heavy Plan for the Plan Year, the employee shall receive the minimum benefit applicable to the plan which is a Top Heavy Plan.

(c)                                  If an employee participates in both a defined contribution plan and a defined benefit plan and both are Top Heavy Plans, then the employee, for that Plan Year, shall receive the defined benefit plan minimum benefit (and not the defined contribution plan minimum benefit) unless for that Plan Year the employee has received employer contributions and forfeitures allocated to his account in the defined contribution plan in an amount which is at least equal to five percent (5%) of his compensation (in which case such contributions and forfeitures shall satisfy both the defined contribution plan minimum benefit and the defined benefit plan minimum benefit).

(d)                                 If an employee participates in two (2) or more defined contribution plans which are Top Heavy Plans, then the employee, for that Plan Year, shall receive the defined contribution plan minimum benefit in that defined contribution plan which has the earliest original effective date.

2.5.          Bargaining Units.  The requirements of Section 2.2 through Section 2.4 of this Appendix shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one (1) or more employers if there is evidence that retirement benefits are the subject of good faith bargaining between such employee representatives and such employer or employers.

APPENDIX C

401(k), 401(m) & 402(g) COMPLIANCE

Introduction.  This Appendix C contains rules for complying with the nondiscrimination provisions of sections 401(k) and 401(m) of the Code and the limitations imposed under section 402(g) of the Code.

Priority.  Determinations under this Appendix shall be made in the following order:

(1)                                                                      Excess Deferrals under Section 1,

(2)                                                                      Excess Contributions under Section 2.

The amount of Excess Contributions shall be reduced by Excess Deferrals previously distributed to such Participant for the Participant’s taxable year ending with or within such Plan Year.

SECTION 1

SECTION 402(g) COMPLIANCE

1.1.              Excess Deferrals.

1.1.1.                   In General.  A Participant may attribute to this Plan any Excess Deferrals made during a taxable year of the Participant only by notifying the Plan Administrator in writing not later than the March 1 following such taxable year of the amount of the Excess Deferral to be assigned to the Plan.  A Participant shall be deemed to have notified the Plan of Excess Deferrals to the extent the Participant has Excess Deferrals for the taxable year calculated by taking into account only the amount of elective contributions allocated to the Participant’s 401(k) Accounts and to any other plan of the Participating Employer and Affiliates.  Notwithstanding any other provision of the Plan, a Participant’s Excess Deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year.  If a Participant is eligible to make catch-up contributions pursuant to Section 4.2 of the Plan but such Participant does not make the catch-up contributions or does not make the maximum allowable catch-up contributions for such taxable year, then the Participant’s Excess Deferrals shall first be re-characterized as catch-up contributions, to the extent permitted under section 414(v) of the Code, and any remaining Excess Deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year.

1.1.2.                   Definition of Excess Deferrals.  For purposes of this Appendix, Excess Deferrals shall mean the amount of elective contributions allocated to the Participant’s 401(k) Accounts for a Participant’s taxable year and which the Participant or the Participating Employer, where applicable, allocates to this Plan pursuant to the claim procedure described below.

1.1.3.                   Claims.  The Participant’s claim shall be in writing; shall be submitted to the Plan Administrator not later than March 1 with respect to the immediately preceding taxable year; shall specify the amount of the Participant’s Excess Deferrals for the preceding taxable year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in sections 401(k), 402A, 408(k), 408(p), 457, 501(c)(18) or 403(b) of the Code, will exceed the limit imposed on the Participant by section 402(g) of the Code for the taxable year in which the deferral occurred.  The Participating Employer shall notify the Plan on behalf of the Participant where the Excess Deferrals occur in the Plan or the combined plans of the Participating Employer and Affiliates.

1.1.4.                   Determination of Income or Loss.  The Excess Deferrals shall be adjusted for income or loss.  Unless the Plan Administrator determines otherwise, the income or loss allocable to Excess Deferrals shall be determined by multiplying the income or loss allocable to the Participant’s elective contributions for the Plan Year ending within such preceding taxable year by a fraction, the numerator of which is the Excess Deferrals on behalf of the Participant for such preceding taxable year and the denominator of which is the Participant’s 401(k) Account balance attributable to elective contributions on the Valuation Date coincident with or immediately before the last day of the Plan Year.

1.1.5.                   Accounting for Excess Deferrals.  Excess deferrals shall be distributed first from the Participant’s Roth 401(k) Account, and then from the Participant’s Before-Tax 401(k) Account, unless the Participant elects otherwise.

1.1.6.                   Orphaned Matching Contributions.  If Excess Deferrals are distributed pursuant to this Section 1.1, applicable matching contributions under Sections 4.5 of the Plan shall be treated as forfeitures as provided in Section 6.6 of the Plan.

SECTION 2

SECTION 401(k) COMPLIANCE

2.1.1.                   Special Definitions.  For purposes of this Section 2, the following special definitions shall apply:

(a)                                                                      An Eligible Employee means an individual who is entitled to provide a Compensation reduction election for all or a part of the Plan Year (whether or not the individual does so).

(b)                                                                     An Eligible Highly Compensated Employee (“Eligible HCE”) means an Eligible Employee who is a Highly Compensated Employee.

(c)                                                                      An Eligible Nonhighly Compensated Employee (“Eligible NHCE”) means an Eligible Employee who is a Nonhighly Compensated Employee.

(d)                                                                     Deferral Percentage means the ratio (calculated separately for each Eligible Employee) of:

(i)                                     the total amount, for the Plan Year, of Participating Employer contributions credited to the Eligible Employee’s 401(k) Accounts excluding:

(A)                              any catch-up elective contributions pursuant to Section 4.2 of the Plan, and

(B)                                the Excess Deferrals, as defined in Section 1 of this Appendix, of any Eligible NHCE,

and including the Excess Deferrals, as defined in Section 1 of this Appendix, of any Eligible HCE but only to the extent such Excess Deferrals are attributable to this Plan (or any other plan of the Participating Employer and all Affiliates), to

(ii)                                  the Eligible Employee’s 401(k) Testing Compensation, as defined below, for the portion of such Plan Year that the employee is an Eligible Employee.

For this purpose, Participating Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.  If, however, the Plan Administrator has elected to use the prior year testing method (as described in Section 2.1.3 of this Appendix), Participating Employer contributions for Eligible NHCEs will be considered made in the preceding Plan Year if they are allocated as of a date during such preceding Plan Year and are delivered to the Trustee within twelve (12) months after the end of such preceding Plan Year.

(e)                                                                      401(k) Testing Compensation means compensation for services performed for the Participating Employer (including all Affiliates) defined as “§ 415 Compensation” in Appendix A to this Plan, but excluding any elective deferral as defined in section 402(g)(3) of the Code and any amount which is contributed or deferred by a Participating Employer at the election of the employee and which is not includible in the gross income of the Participant by reason of section 125, section 132(f)(4) or section 457 of the Code.  Except as provided in Section 2.1.2(b) of this Appendix, 401(k) Testing Compensation shall be limited to the portion of such Plan Year that the employee is an Eligible Employee.  An Eligible Employee’s 401(k) Testing Compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Code, which is Two Hundred Forty Five Thousand Dollars ($245,000) for 2009 (as adjusted under the Code for cost-of-living increases).

(f)                                                                        Average Deferral Percentage means, for a specified group of Eligible Employees for the Plan Year, the average of the Deferral Percentages for all Eligible Employees in such group.

(g)                                                                     Plan’s 401(k) Representative Contribution Rate means the greater of:

(i)                                     the lowest Applicable Contribution Rate of any Eligible NHCE among a group of Eligible NHCEs that consists of at least one-half (1/2) of all Eligible NHCEs for the Plan Year, or

(ii)                                  the lowest Applicable Contribution Rate of any Eligible NHCE in the group of all Eligible NHCEs who are employed on the last day of the Plan Year.

(h)                                                                     Applicable Contribution Rate means, for an Eligible NHCE for the Plan Year, the ratio of:

(i)                                     the total amount, for the Plan Year, of Participating Employer Qualified Nonelective Contributions credited to the Eligible NHCE’s 401(k) Accounts that are used in determining the Deferral Percentage in Section 2.1.1(d)(i) of this Appendix, to

(ii)                                  the Eligible Employee’s 401(k) Testing Compensation (as defined in Section 2.1.1 of this Appendix), for the portion of such Plan Year that the employee is an Eligible Employee.

(i)                                                                         Qualified Nonelective Contribution means any contribution made by a Participating Employer (other than a matching contribution) with respect to which a Participant may not elect to have the contribution paid to such Participant in cash instead of being contributed to the Plan, and the requirements of section 401(k)(2) of the Code are met.

2.1.2.                   Special Rules.  For purposes of this Section 2.1, the following special rules apply:

(a)                                                                      Rounding.  The Deferral Percentage of each Eligible Employee and the Average Deferral Percentage for each group of Eligible Employees shall be calculated to the nearest one-hundredth of one percent.

(b)                                                                     HCE Eligible to Participate in Multiple Plans.  The Deferral Percentage of any Eligible HCE who is eligible to participate in any other plan of the Participating Employer and all Affiliates to which Participating Employer contributions are made on behalf of the Eligible HCE pursuant to a deferral election (whether direct or indirect), shall be equal to the ratio of:

(i)                                     the sum of all such Participating Employer contributions and, if used to determine the Deferral Percentage of Eligible Employees, matching contributions (as defined in section 401(m)(4)(A) of the Code which meet the requirements of sections 401(k)(2)(B) and 401(k)(2)(C) of the Code) or Qualified Nonelective Contributions, or both, under all such plans for the Plan Year.

(ii)                                  the Eligible Employee’s 401(k) Testing Compensation (as defined in Section 2.1.1 of this Appendix) for the entire Plan Year.

Notwithstanding the foregoing, certain plans shall be disregarded for purposes of (i) above if mandatorily disaggregated pursuant to section 1.401(k)-1(b)(4) of the Federal Tax Regulations.

(c)                                                                      Permissive Aggregation.  If this Plan satisfies the requirements of sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 2.1 shall be applied by determining the Average Deferral Percentage of Eligible Employees as if all such plans were a single plan.  Plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year and use the same 401(k) testing method.

2.1.3.                   The 401(k) Tests-Current Year Testing Method.  Notwithstanding the foregoing provisions, at least one of the following two (2) tests must be satisfied for each Plan Year:

Test 1:                                              The Average Deferral Percentage for the group of Eligible HCEs for the current Plan Year is not more than the Average Deferral Percentage for the group of Eligible NHCEs for the current Plan Year multiplied by one and twenty-five hundredths (1.25).

Test 2:                                              The excess of the Average Deferral Percentage for the group of Eligible HCEs for the current Plan Year over the Average Deferral Percentage for the group of Eligible NHCEs for the current Plan Year is not more than two (2) percentage points, and the Average Deferral Percentage for the group of Eligible HCEs for the current Plan Year is not more than the Average Deferral Percentage for the group of Eligible NHCEs for the current Plan Year multiplied by two (2).

The Plan Administrator may elect to substitute the Average Deferral Percentage for the group of Eligible NHCEs for the preceding Plan Year for the Average Deferral Percentage for the group of Eligible NHCEs for the current Plan Year in Tests 1 and 2 above (i.e., elect the prior year testing method) only if:

(a)                                                                      the Plan has used the current year testing method for each of the five (5) preceding Plan Years, or

(b)                                                                     as a result of a merger or acquisition described in section 410(b)(6)(C)(i) of the Code, this Plan, which uses the current year testing method, and another plan, which uses the prior year testing, are maintained by the Participating Employer (or an Affiliate under “common control” with the Participating Employer) and the Plan Administrator changes this Plan’s testing method to the prior year testing method within the transition period described in section 410(b)(6)(C)(ii) of the Code.

2.1.4.                   Preventative Action Prior to Plan Year End.  If the Plan Administrator determines that neither of the tests described in Section 2.1.3 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Plan Administrator may from time to time establish (and modify) a maximum amount of contributions that can be made prospectively pursuant to a Compensation reduction election by Eligible HCEs that is less than the amount that would otherwise be permitted.  The maximum amount may be expressed as a dollar amount or a percentage or both, for the remainder of the Plan Year.  No contributions shall be permitted to be made in excess of that maximum after the date such maximum is effective.  The Plan Administrator shall prescribe rules concerning such maximums, including the frequency of applying the tests described in Section 2.1.3 and the commencement and termination dates for any maximums.

2.2.              Excess Contributions.

2.2.1.                   In General.  Notwithstanding any other provision of the Plan, if neither of the section 401(k) tests set forth in Section 2.1 of this Appendix has been satisfied for a Plan Year, the Plan Administrator may, in its sole discretion, direct the Trustee to distribute the

Excess Contributions, plus any income and any loss allocable, to Eligible HCEs, recharacterize the Excess Contributions made by Eligible HCEs as after-tax contributions made pursuant to Section 4.3 of the Plan, or both.

2.2.2.                   Determining Excess Contributions.  For purposes of this Section 2.2, Excess Contributions shall mean, with respect to any Plan Year, the excess of:

(a)                                                                      the aggregate amount of Participating Employer contributions taken into account in computing the Average Deferral Percentage of Eligible HCEs for such Plan Year, over

(b)                                                                     the maximum amount of such contributions permitted by the section 401(k) tests described in Section 2.1 of this Appendix.  Such maximum amount of contributions shall be determined by reducing (not distributing) Eligible HCEs’ contributions as follows:

(i)                                     The contributions made pursuant to a Compensation reduction election of the Eligible HCE who has the highest Deferral Percentage (as defined in Section 2.1 of this Appendix) shall be reduced by the amount required to cause such Eligible HCE’s Deferral Percentage to equal the next highest Deferral Percentage of an Eligible HCE.

(ii)                                  If neither of the tests is satisfied after such reduction, the contributions made pursuant to a Compensation reduction election of the Eligible HCEs who then have the highest Deferral Percentage (including those Eligible HCEs whose contributions were reduced under (i) above) shall be reduced by the amount required to cause such Eligible HCEs’ Deferral Percentage to equal the next highest Deferral Percentage of an Eligible HCE.

(iii)                               If neither of the tests is satisfied after such reduction, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied.

2.2.3.                   Distribution of Excess Contributions.  In the event Excess Contributions are distributed, such Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed from the Eligible HCE’s 401(k) Accounts no later than the last day of the Plan Year after the last day of the Plan Year in which the Excess Contributions arose.  The amount of Excess Contributions to be allocated and distributed to each Eligible HCE for the Plan Year shall be equal to the amount of reduction determined as follows:

(a)                                                                      The contributions made pursuant to a Compensation reduction election of the Eligible HCE who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such Eligible HCE’s contributions to equal the next highest dollar amount contributed by Eligible HCEs (and the amount credited pursuant to Section 4.1 of the Plan, and the applicable amount, if any, credited pursuant to Section 4.5 of the Plan shall be reduced accordingly).

(b)                                                                     If any Excess Contributions remain after performing (a), then the Eligible HCEs who have the next highest dollar amount of contributions made pursuant to a Compensation reduction election (including those Eligible HCEs reduced under (a) above) shall be reduced by the amount required to cause such Eligible HCEs’ contributions to equal the next highest dollar amount contributed by Eligible HCEs (and the amount credited pursuant to Section 4.1 of the Plan, and the applicable amount, if any, credited pursuant to Section 4.5 of the Plan shall be reduced accordingly).

(c)                                                                      If any Excess Contributions remain after performing (a) and (b), this method of reduction shall be repeated one or more additional times until no Excess Contributions remain.

Provided, however, if the total amount of reduction determined in (a), (b) and (c) would be greater than the amount of Excess Contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of Excess Contributions.  If Excess Contributions are allocated to an Eligible HCE who is eligible to make catch-up contributions to this Plan and who does not make the maximum allowable catch-up contributions for such Plan Year under section 414(v) of the Code, then such Excess Contributions shall first be re-characterized as catch-up contributions, to the extent permitted under section 414(v) of the Code, and any remaining Excess Contributions shall be distributed from the Eligible HCE’s 401(k) Accounts.

2.2.4.                   Recharacterization of Excess Contributions.  In the event any Excess Contributions are recharacterized, such recharacterization shall be applied by successively recharacterizing as voluntary after-tax contributions the Elective Deferrals of the Eligible HCE with the largest amount of Elective Deferrals for such Plan Year to the extent required to cause such Eligible HCE’s remaining Elective Deferrals to equal the Elective Deferrals of the Eligible HCE with the next largest amount of Elective Deferrals for such Plan Year; and continuing such procedure in descending order until all the Excess Contributions have been recharacterized; provided, however, that such recharacterization shall not be permitted to the extent that the sum of the amounts recharacterized as voluntary after-tax contributions plus the after-tax contributions already made by such Eligible HCE would exceed the maximum amount of such contributions that such Participant is permitted to make under the Plan in the absence of recharacterization.  The amount of an Eligible HCE’s Excess Contributions for any Plan Year to be recharacterized shall be reduced by any Excess Deferrals previously distributed to such Eligible HCE for his or her taxable year ending with or within such Plan Year.  Amounts recharacterized as voluntary after-tax contributions pursuant to this Section 2.2.4 shall be credited to the Eligible HCE’s After-Tax Savings Account and become subject to the rules on withdrawals and distributions from After-Tax Savings Accounts.  Such recharacterization must occur no later than 2-1/2 months after the last day of the Plan Year in which the Excess Contributions arose.

2.2.5.                   Determination of Income or Loss.  The Excess Contributions to be distributed (or recharacterized) pursuant to this Section 2.2 shall be adjusted for income or loss.  Unless the Plan Administrator determines otherwise, the income or loss allocable to Excess Contributions to be distributed (or recharacterized) shall be determined by multiplying the income or loss allocable to the Eligible HCE’s elective contributions, and if used to determine an Eligible HCE’s Deferral Percentage under Section 2.1 of this Appendix, matching contributions (as defined in section 401(m)(4) of the Code which meet the requirements of sections 401(k)(2)(B) and 401(k)(2)(C) of the Code) or Qualified Nonelective Contributions, or both, for the Plan Year by a fraction, the numerator of which is the Excess Contributions to be distributed (or recharacterized) to the Eligible HCE for the Plan Year and the denominator of which is the sum of the Eligible HCE’s account balances attributable to elective contributions and such matching contributions or Qualified Nonelective Contributions, or both, on the Valuation Date coincident with or immediately before the last day of the Plan Year.

2.2.6.                   Orphaned Matching Contributions.  If Excess Contributions are distributed or recharacterized pursuant to this Section 2.2, applicable matching contributions under Section 4.5 of the Plan shall be treated as forfeitures as provided in Section 6.6 of the Plan.

2.3.              Section 401(k) Curative Contribution.  If neither of the section 401(k) tests set forth in Section 2.1 of this Appendix has been satisfied and a distribution or recharacterization of Excess Contributions has not been made pursuant to Section 2.2 of this Appendix, then a discretionary curative contribution shall be made for that Plan Year.  Forfeitures may not be applied toward the curative contribution.

2.3.1.                   Uniform Percentage Allocation.  The discretionary contribution may be allocated using the “uniform percentage allocation approach” described below.  Under this approach, the allocation shall be made to the 401(k) Accounts of all Eligible NHCEs in the ratio which the 401(k) Testing Compensation of each such Eligible NHCE for the Plan Year bears to the 401(k) Testing Compensation of all Eligible NHCEs for such Plan Year.

2.3.2.                   Alternative Allocations.  In conjunction with, or as an alternative to, the uniform percentage allocation approach described above, the discretionary contribution may be allocated using either the “uniform dollar allocation approach” or the “bottom up dollar leveling approach” described below.  Only those Participants who were Eligible NHCEs for that Plan Year and for whom some contribution was made pursuant to Section 4.1 of the Plan for such Plan Year shall share in an allocation of the curative contribution.  Under the uniform dollar allocation approach, the allocation shall be made to the 401(k) Accounts of all Eligible NHCEs in equal dollar amounts.  Under the bottom up dollar leveling approach, the allocation shall be made first to the Participant with the least amount of 401(k) Testing Compensation and then, in ascending order of such compensation, to other Participants.  The amount of the discretionary contribution to be so allocated shall be that amount required to cause the Plan to satisfy either of the section 401(k) tests set forth in Section 2.1 of this Appendix for the Plan Year.  Notwithstanding the foregoing, in no case shall any amounts be allocated to a Participant under this Section 2.3.2 in excess of an amount equal to the Participant’s 401(k) Testing Compensation multiplied by the greater of:

(a)                                                                      five percent (5%); or

(b)                                                                     the Plan’s 401(k) Representative Contribution Rate (as defined in Section 2.1 of this Appendix) for such Plan Year multiplied by two (2).

Such discretionary contribution shall be treated as a Qualified Nonelective Contribution subject to section 1.401(k)-2(a)(6) of the Federal Tax Regulations, which is incorporated herein.

2.3.2.                   Crediting to Account.  The discretionary contribution which is so allocated to a Participant shall be allocated to that Participant’s Before-Tax 401(k) Account for the Plan Year with respect to which it is made and, for the purposes of Article 4 of the Plan, shall be credited as soon as practicable after it is received by the Trustee.

SECTION 3

SECTION 401(m) COMPLIANCE

Participation in the Plan is limited to employees whose terms and conditions of employment are subject to a collective bargaining agreement.  Accordingly, the Plan satisfies the requirements of section 1.401(m)-1(b)(2) of the Federal Tax Regulations for automatic satisfaction of nondiscrimination testing under section 401(m) of the Code.